Exhibit 10.1

EXECUTION COPY

MASTER SEPARATION AGREEMENT

by and among

RIO TINTO AMERICA INC.,

RIO TINTO ENERGY AMERICA INC.,

KENNECOTT MANAGEMENT SERVICES COMPANY,

CLOUD PEAK ENERGY INC.,

CLOUD PEAK ENERGY RESOURCES LLC

and

the subsidiaries listed on the signature pages hereto

Dated November 19, 2009

TABLE OF CONTENTS

ARTICLE I DEFINITIONS		2

1.1.	Defined Terms	2

1.2.	Construction	15

ARTICLE II STRUCTURING AND RELATED TRANSACTIONS		16

2.1.	Termination of Intercompany Agreements	16

2.2.	Continuance of Surety Bonds	17

2.3.	Continuance of Insurance	22

2.4.	Jacobs Ranch Matters	22

2.5.	Representations and Warranties of CPE	23

2.6.	DISCLAIMER OF REPRESENTATIONS AND WARRANTIES	24

2.7.	Delivery of Cloud Peak Reliance Letter	24

ARTICLE III INTERCOMPANY TRANSACTIONS AS OF THE CLOSING DATE		24

3.1.	Time and Place of Closing	24

3.2.	Closing Transactions	25

3.3.	Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws	25

3.4.	Transfers of Assets and Assumption of Liabilities	25

3.5.	The Initial Public Offering, the Concurrent Offering and the Cloud Peak Financing	26

3.6.	Cancellation of RTA Share of CPE Common Stock	26

3.7.	Rescission	26

3.8.	Tax Matters	26

3.9.	Working Capital Adjustment	26

ARTICLE IV DISCLOSURE OF INFORMATION		29

4.1.	Restrictions on Disclosure of Information	29

4.2.	Legally Required Disclosure of Information	30

ARTICLE V MUTUAL RELEASES		31

5.1.	Release of Liability	31

5.2.	RTEA Obligations Not Affected	32

5.3.	No Cloud Peak Claims	32

5.4.	No RTEA Claims	33

5.5.	Subsidiary Releases and Other Actions	33

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ARTICLE VI INDEMNIFICATION		33

6.1.	Indemnification by Cloud Peak	33

6.2.	Guaranty	35

6.3.	Indemnification by Rio Tinto	37

6.4.	Registration Statement and Other Related Indemnification and/or Contribution	38

6.5.	Claim Procedure	40

6.6.	Survival; Limitations; Insurance	43

ARTICLE VII FINANCIAL AND OTHER INFORMATION		44

7.1.	Financial Information	44

7.2.	Corporate Reserves Data	45

7.3.	Other Financial Information	46

7.4.	Other Agreements	47

7.5.	Rio Tinto Public Filings	49

7.6.	Accounting Matters	50

7.7.	Agreement for Exchange of Information; Archives	51

7.8.	Ownership of Information	52

7.9.	Compensation for Providing Information	52

7.10.	Record Retention	52

7.11.	Accuracy of Information	53

7.12.	Other Agreements Providing for Exchange of Information	53

7.13.	Production of Witnesses; Records; Cooperation	54

7.14.	Preservation of Legal Privileges	54

ARTICLE VIII ADDITIONAL COVENANTS		55

8.1.	Further Assurances	55

8.2.	Rio Tinto Group Non-Competition	56

8.3.	Non-Solicitation of Employees	57

8.4.	Payment of Expenses	57

8.5.	Provision of Additional Services	58

8.6.	Governmental Approvals	58

8.7.	Covenants Against Taking Certain Actions Affecting RTEA	58

8.8.	No Violations	59

8.9.	Receipt of Notices	60

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ARTICLE IX MISCELLANEOUS		60

9.1.	Corporate Power	60

9.2.	Assignment	60

9.3.	Public Announcements	61

9.4.	Survival of Covenants	61

9.5.	Notices	61

9.6.	Governing Law; Submission to Jurisdiction; Waiver of Jury Trial	62

9.7.	Severability	63

9.8.	Amendment	63

9.9.	Counterparts and Signature	63

9.10.	Dispute Resolution	63

9.11.	No Third-Party Beneficiaries	66

9.12.	Waiver	67

9.13.	Entire Agreement	67

SCHEDULE A — LIST OF SUBSIDIARIES

SCHEDULE B — CLOUD PEAK DISCONTINUED BUSINESSES

SCHEDULE C — CLOUD PEAK LIABILITIES

SCHEDULE D — RTEA LIABILITIES

SCHEDULE 2.1 — INTERCOMPANY AGREEMENTS

SCHEDULE 2.2 — EXISTING SURETY ARRANGEMENTS

SCHEDULE 2.3 — THREE CROWNS POLICIES

SCHEDULE 2.5 — STATEMENTS RELATING EXCLUSIVELY TO RIO TINTO

SCHEDULE 5.1 — PARTIES NOT RELEASED

SCHEDULE 6.4 — STATEMENTS RELATING EXCLUSIVELY TO RIO TINTO plc

SCHEDULE 6.5 — EXISTING THIRD PARTY CLAIMS

SCHEDULE 7.1 — CORPORATE REPORTING DATA

SCHEDULE 7.2 — CORPORATE RESERVE DATA

SCHEDULE 7.4(d) — RIO TINTO PUBLIC RELEASES

SCHEDULE 8.4 — POST-CLOSING EXPENSES PAYABLE BY RTEA

SCHEDULE 8.7 — CONTRACTS AFFECTING RTEA/KMS

SCHEDULE 8.8 — NO VIOLATIONS

EXHIBIT A — Jacobs Ranch MIPA Exhibit

EXHIBIT B — CPE Promissory Note

EXHIBIT C — Map of Powder River Basin

EXHIBIT D —Charter

EXHIBIT E — Bylaws

EXHIBIT F — Estimated Closing Date Working Capital

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MASTER SEPARATION AGREEMENT

This Master Agreement (this “Agreement”) is made and entered into as of November 19, 2009 by and among Rio Tinto America Inc., a Delaware corporation (“RTA”), Rio Tinto Energy America Inc., a Delaware corporation (“RTEA”), Kennecott Management Services Company, a Delaware corporation (“KMS”), Cloud Peak Energy Inc., a Delaware corporation (“CPE”), Cloud Peak Energy Resources LLC, a Delaware limited liability company (the “Company”), and each of the subsidiaries named on Schedule A hereto (the “Company Subsidiaries,” and, together with the Company and any other Subsidiaries (as defined below) of the Company, collectively, “CPE LLC”).  RTEA, KMS, CPE and CPE LLC are sometimes referred to herein separately as a “Party” and together as the “Parties.”  Certain terms used in this Agreement are defined in Section 1.1.

RECITALS

WHEREAS, through a series of structuring transactions (the “Structuring Transactions”), RTEA contributed RTA’s non-Colorado Western United States coal mining business (other than the Colowyo mine) (the “Coal Business”) to the Company;

WHEREAS, concurrent with the execution of this Agreement, (i) CPE and RTEA will enter into the Acquisition Agreement pursuant to which CPE will purchase a portion of RTEA’s interest in the Coal Business (the “Acquisition”) and, as consideration, will issue the Cloud Peak Promissory Note, (ii) CPE, RTEA and KMS will enter into the Third Amended and Restated Limited Liability Company Agreement of the Company (the “LLC Agreement”) and (iii) CPE, CPE LLC, RTEA, KMS and/or their respective Affiliates will enter into the Transaction Documents, including the Tax Receivable Agreement; and

WHEREAS, CPE has been incorporated solely for the purposes set forth above and has not engaged in material activities except in preparation for and in connection with the Structuring Transactions, the Initial Public Offering and the Concurrent Offering;

WHEREAS, it is appropriate and desirable, for the benefit of the Parties, to set forth the principal corporate transactions required to effect certain of the Structuring Transactions and certain other agreements that will, following the consummation of the Initial Public Offering and the Concurrent Offering, govern certain matters related to the relationship and rights and obligations of the Rio Tinto Parties (as defined below), on the one hand, and the Cloud Peak Parties (as defined below), on the other hand, and their respective Subsidiaries.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth below, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I
DEFINITIONS

1.1.          Defined Terms.  As used in this Agreement, the following terms shall have the following meanings:

“430A Information” with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430A(b) under the Securities Act.

“430C Information” with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430C under the Securities Act.

“Acquired U.S. Coal Businesses” means any and all existing and prior businesses and operations conducted by CPESC and RTEA and its Subsidiaries, including CPE LLC, prior to the Closing Date that will be owned and operated by CPE LLC following the Initial Public Offering (including the 50% interest through CPE LLC’s wholly-owned Subsidiary in the Decker mine), other than those terminated Intercompany Agreements as set forth in Section 2.1(a).  For the avoidance of doubt, the term “Acquired U.S. Coal Businesses” shall not include the business and operations relating to the Colowyo and Jacobs Ranch mines, Sweetwater and L-Bar.

“Acquisition” is defined in the recitals to this Agreement.

“Acquisition Agreement” means the Acquisition Agreement dated as of the date hereof between RTEA and CPE, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Action” means any suit, arbitration, inquiry, proceeding or investigation (whether civil, criminal, administrative, investigative or informal) by or before any court, governmental or other regulatory or administrative agency or commission or any arbitration tribunal asserted by a Person.

“Additional Registration Statement” means the Rule 462(b) registration statement covering the registration of any offered securities in the Initial Public Offering, as amended at its Effective Time, including the contents of the applicable Registration Statement incorporated by reference therein and including all 430A Information and all 430C Information, that in any case has not then been superseded or modified.

“Additional Services” is defined in Section 8.5.

“Affiliate” of any specified Person means any other Person directly or indirectly “controlling,” “controlled by” or “under common control with” (within the meaning of Rule 405 under the Securities Act), such specified Person; provided, however, that for purposes of the Transaction Documents, except to the extent expressly provided otherwise the determination of whether a Person is an Affiliate of another Person shall be made assuming that no member of the Rio Tinto Group is an Affiliate of any member of the Cloud Peak Group and vice versa; provided, further, that, notwithstanding the foregoing, and except as otherwise expressly provided in this Agreement, (i) no Member of CPE LLC shall be deemed an Affiliate of CPE LLC or its Subsidiaries, (ii) CPE LLC shall not be deemed an Affiliate of any Member, (iii) no Member shall be deemed an Affiliate of any other Member solely by virtue of the ownership of Common Membership Units and (iv) no officer, director, manager or stockholder of any Person shall be considered an Affiliate of such Person solely as a result of serving such capacity or being a stockholder of such Person.  The foregoing proviso shall also apply to any successor entities whether by merger, transfer of stock or assets or otherwise.  For purposes of this Agreement, CPE shall be deemed to be an Affiliate of CPE LLC.

“Agency Agreement” means the Agency Contract dated as of the date hereof by and between the Company and RTEA as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Agreement” is defined in the preamble to this Agreement.

“Applicable Materiality Threshold” is defined in Section 7.5.

“Applicable Time” means 5:30 p.m. (Eastern time) on the date of the Underwriting Agreement.

“Assets” means assets, properties and rights (including goodwill and rights arising under Contracts), wherever located (including in the possession of vendors, other Persons or elsewhere), whether real, personal or mixed, tangible, intangible or contingent, in each case whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any Person.

“Auditor” means the independent registered public accountant of any Person.

“Business Day” means, except as otherwise provided with respect to the Corporate Reporting Data and the Corporate Reserves Data on Schedule 7.1(a) and Schedule 7.2(a), respectively, a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Law to close.

“Business Entity” means any corporation, general or limited partnership, limited liability company, trust, joint venture, trust, unincorporated organization or other entity.

“Bylaws” is defined in Section 3.3.

“CERCLA” means Comprehensive, Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq., as amended, and the rules and regulations promulgated thereunder.

“Charter” is defined in Section 3.3.

“Claim” means any Action, proceeding, arbitration, suit (whether civil, criminal, administrative, investigative or informal), complaint, charge or investigation pending or, to the Person’s knowledge, threatened against the Person or any of its Representatives.

“Claim Notice” is defined in Section 6.5(a).

“Claimed Amount” is defined in Section 6.5(a).

“Closing” is defined in Section 3.1.

“Closing Date” is defined in Section 3.1.

“Closing Date Balance Sheet” is defined in Section 3.9(b)(ii)(A).

“Closing Date Working Capital” is defined in Section 3.9(b)(iv).

“Cloud Peak” means, collectively, CPE and CPE LLC.

“Cloud Peak Assets” means any and all Assets that are used or held for use in the Cloud Peak Business.

“Cloud Peak Auditors” is defined in Section 7.3(a).

“Cloud Peak Business” means (1) the businesses and operations of the Acquired U.S. Coal Businesses prior to the Closing Date and (2) the business and operations conducted by the Cloud Peak Group after the Closing Date including, without limitation, the businesses and operations of the Acquired U.S. Coal Businesses.

“Cloud Peak Discontinued Business” means the businesses and operations and mining properties of RTEA (or any predecessor or Subsidiary of RTEA) that have been sold, discontinued or merged out of existence prior to the Closing Date (other than the Jacobs Ranch mine or the Retained U.S. Coal Business), including those businesses, operations and mining assets set forth on Schedule B hereto.

“Cloud Peak Financing” means the revolving credit facility to be entered into by CPE LLC.

“Cloud Peak General Indemnities” is defined in Section 6.1(a).

“Cloud Peak Group” means CPE, CPE LLC and their respective Affiliates.

“Cloud Peak Indemnified Persons” means each member of the Cloud Peak Group and its respective Representatives.

“Cloud Peak Information” is defined in Section 7.4(d).

“Cloud Peak Liabilities” means the following:

(a)   any and all Liabilities (whether actual or contingent) to the extent arising out of or relating to the Acquired U.S. Coal Businesses, the Cloud Peak Business or the Cloud Peak Assets, in each case whether such Liabilities arise or accrue prior to, on or after the Closing Date (including whether or not relating to matters or conditions of the Acquired U.S. Coal Businesses, the Cloud Peak Business or the Cloud Peak Assets existing prior to, on or after the Closing Date) whether or not included in clause (b) or (c) below;

(b)   any and all Liabilities that are expressly listed, scheduled or otherwise described in any Transaction Document as Liabilities for which CPE, CPE LLC or any other member of the Cloud Peak Group is to be responsible, including those set forth on Schedule C hereto;

(c)   any and all Liabilities arising out of or relating to the Existing Surety Arrangements;

(d)   any and all Liabilities of the Rio Tinto Group in respect of claims made by any member of the Cloud Peak Group under any Terminated RTEA Policy, except for any and all Liabilities arising out of a claim by any officer, director or employee of CPE or CPE LLC under the Rio Tinto D&O Policy to the extent the circumstances giving rise to such claim occur prior to the IPO Closing Date, or Three Crowns Policy;

(e)   any and all Liabilities of the Cloud Peak Group set forth on Exhibit A arising out of or related to the Jacobs Ranch Membership Interest Purchase Agreement, whether such Liabilities arise or accrue prior to, on or after the Closing Date;

(f)    any and all Liabilities related to the Cloud Peak Discontinued Businesses; and

(g)   all obligations of the Cloud Peak Group under or pursuant to this Agreement and any Transaction Document or any other instrument entered into in connection herewith or therewith.

For the avoidance of doubt, the term “Cloud Peak Liabilities” shall include any and all Liabilities arising under CERCLA relating to the Acquired U.S. Coal Businesses but shall not include any Liabilities relating to or arising from the Retained U.S. Coal Business (including (i) the business and operations of the Colowyo mine, Sweetwater and L-Bar, (ii) any Liabilities for which RTA and RTEA expressly assume or retain responsibility under the Employee Matters Agreement and (iii) any and all Liabilities that are expressly listed on Schedule D hereto).

“Cloud Peak Notes” means the Senior Notes issued by CPE LLC.

“Cloud Peak Parties” means CPE and CPE LLC.

“Cloud Peak Promissory Note” means the $433,755,000 million Promissory Note payable by CPE to RTEA, in the form attached hereto as Exhibit B.

“Cloud Peak Public Filings” is defined in Section 7.4(c).

“Cloud Peak Special Indemnities” is defined in Section 6.1(b).

“Coal Business” is defined in the recitals to this Agreement.

“Common Stock” means the common stock, $0.01 par value per share, of CPE.

“Company” is defined in the preamble to this Agreement.

“Company Subsidiaries” is defined in the preamble to this Agreement.

“Competitive Business” is defined in Section 8.2(b)(iii).

“Concurrent Offerings” means any other public or private offerings of securities, including the Debt Offering, such offerings to be made concurrently with the Initial Public Offering.

“Contract” means any contract, agreement, document, lease, license, sales order, purchase order, instrument or other commitment that is binding on any Person or any part of its property under applicable Law.

“Controlling Party” is defined in Section 6.5(c)(ii).

“Corporate Reporting Data” means the submissions and data requirements as set forth in detail on Schedule 7.1(a), as such schedule may be amended by the Rio Tinto Group from time to time as set forth in Section 7.1(a).

“Corporate Reserves Data” means the submissions and data requirements as set forth in detail on Schedule 7.2(a), as such schedule may be amended by the Rio Tinto Group from time to time as set forth in Section 7.2(a).

“CPE” is defined in the preamble to this Agreement.

“CPE LLC” is defined in the preamble to this Agreement.

“CPESC” means Cloud Peak Energy Services Company, a Delaware corporation.

“Debt Applicable Time” shall have the meaning ascribed to the term “Applicable Time” in the Purchase Agreement.

“Debt General Disclosure Package” shall have the meaning ascribed to the term “General Disclosure Package” in the Purchase Agreement.

“Debt Offering” means the offer and sale by CPE LLC of the Cloud Peak Notes.

“Debt Offering Memorandum” means the offering memorandum relating to the offering of the Cloud Peak Notes under Rule 144A of the Securities Act.

“Debt Offering Closing Date” means the date and time of the closing of the Debt Offering.

“Disagreement Notice” is defined in Section 3.9(b)(iv).

“Disclosing Party” is defined in Section 4.2.

“Dispute” is defined in Section 9.10.

“Disputing Party” is defined in Section 9.10(a).

“Drawing Request” is defined in Section 2.2(b)(5).

“Effective Date” with respect to the IPO Registration Statement or, if filed prior to the execution and delivery of the Underwriting Agreement, the Additional Registration Statement, means the date and time as of which such registration statement was declared effective by the SEC or has become effective upon filing pursuant to Rule 462(c).  If an Additional Registration Statement has not been filed prior to the execution and delivery of the Underwriting Agreement but CPE has advised the representatives that it proposes to file one, “Effective Date” with respect to such Additional Registration Statement means the date and time as of which such Additional Registration Statement is filed and becomes effective pursuant to Rule 462(b).

“Employee Matters Agreement” means the Employee Matters Agreement dated as of the date hereof between CPE, CPE LLC, Rio Tinto, Rio Tinto Limited, RTA, RTEA and CPESC, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Equity General Disclosure Package” is defined in Section 2.5(c).

“Escrow Account” means the escrow account maintained at Sun Trust Bank (or with another successor Escrow Agent reasonably acceptable to RTEA) that was established and is governed by the terms and conditions of the Escrow Agreement.

“Escrow Agent” means Sun Trust Bank, in its capacity as escrow agent under the Escrow Agreement, and any successor Escrow Agent reasonable acceptable to RTEA.

“Escrow Agreement” means the Escrow Agreement dated as of the IPO Closing Date between CPE LLC, RTEA and SunTrust Bank, as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time.

“Estimated Closing Date Working Capital” is defined in Section 3.9(b)(i).

“Exchange Act” means the Securities Exchange Act of 1934, as amended together with the rules and regulations promulgated thereunder.

“Existing Authority” is defined in Section 8.6.

“Existing Surety Arrangements” is defined in Section 2.2(a).

“Existing Surety Arrangement Obligations” is defined in Section 2.2(b)(2).

“Final Offering Memorandum” means the Debt Offering Memorandum that discloses the offering price of the Cloud Peak Notes.

“Final Prospectus” means the Statutory Prospectus included in a Registration Statement that discloses the public offering price, other 430A Information and other final terms of the offered securities and otherwise satisfies Section 10(a) of the Exchange Act.

“Financing Documents” means the financing documents related to the Cloud Peak Financing.

“Firm Public Offering Shares” means the Common Stock sold in the Initial Public Offering, other than Common Stock sold as a result of exercise of the Over-Allotment Option by the Underwriters.

“GAAP” means United States generally accepted accounting principles.

“General Disclosure Package” means the Equity General Disclosure Package and the Debt General Disclosure Package.

“General Indemnity Amount” is defined in Section 6.1(b).

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to the Underwriting Agreement.

“Good Faith Surety Bond Condition” means the occurrence of all of the following conditions: (i) CPE LLC shall have arranged in good faith for the issuance of Replacement Surety Arrangements for all of the Existing Surety Arrangements on terms and conditions reasonably satisfactory to RTEA and shall have provided RTEA with reasonably satisfactory evidence of completion of the foregoing on or prior to the 60th day after the IPO Closing Date, (ii) all such Replacement Surety Arrangements have been satisfactorily lodged and/or deposited with the relevant Governmental Authorities on or prior to the 60th day after the IPO Closing Date and (iii) the relevant Governmental Authorities have not yet fully released RTEA or any member of the Rio Tinto Group from all obligations and liabilities under the Existing Surety Arrangements at such time.

“Good Faith Trigger Date” is defined in Section 2.2(b)(4).

“Guarantor(s)” is defined in Section 6.2(a).

“Guaranty” is defined in Section 6.2(a).

“Governmental Approvals” means any notices, reports or other filings to be made, or any consents, registrations, approvals, permits or authorizations to be obtained from, any Governmental Authority.

“Governmental Authority” means any United States federal, state or local or any foreign government, supranational, governmental, regulatory or administrative authority, instrumentality, agency or commission, political subdivision, self-regulatory organization or any court, tribunal or judicial or arbitral body or other governmental authority.

“Group” means either the Rio Tinto Group or the Cloud Peak Group, as the context requires.

“IFRS” means International Financial Reporting Standards as adopted by the European Union.

“Indemnified Party” is defined in Section 6.5(a).

“Indemnified Person” means, as applicable, a Cloud Peak Indemnified Person or a RTEA Indemnified Person.

“Indemnifying Party” is defined in Section 6.5(a).

“Independent Accountants” is defined in Section 3.9(b)(v).

“Information” means information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, geological information, computer programs or other software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memoranda and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business information or data.

“Initial Public Offering” means the initial public offering registered under the Securities Act of the Common Stock of CPE.

“Initial Purchasers” means the several initial purchasers of the Concurrent Offering named in the Purchase Agreement.

“Initial Unrestricted Cash Position” is defined in Section 3.9(a).

“Insurance Proceeds” means those monies: (a) received by an insured from a Third Party Insurance Carrier; (b) paid by a Third Party Insurance Carrier on behalf of the insured; or (c) received (including by way of set off) from any third party in the nature of insurance, contribution or indemnification in respect of any Liability; in any such case net of applicable premium adjustments (including reserves and retrospectively rated premium adjustments) and net of any costs or expenses incurred in the collection thereof.

“Intercompany Agreements” is defined in Section 2.1(a).

“IPO Closing Date” is defined in Section 3.9(a).

“IPO Registration Statement” means the registration statement on Form S-1 (SEC File No. 333-161293), including the prospectus related thereto, filed by CPE with the SEC in connection with the Initial Public Offering, together with all amendments and supplements thereto.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act relating to the shares of CPE Common Stock to be offered in any Concurrent Offering in the form filed or required to be filed with the SEC or, if not required to be filed, in the form retained in CPE’s records pursuant to Rule 433(g) under the Securities Act.

“Issuing Bank” is defined in Section 2.2(b)(5).

“Jacobs Ranch Membership Interest Purchase Agreement” means the Membership Interest Purchase Agreement between Rio Tinto Sage LLC and Arch Coal, Inc. dated as of March 8, 2009.

“JAMS” is defined in Section 9.10(b).

“JORC” means the Australian Joint Ore Reserves Committee.

“KMS” is defined in the preamble to this Agreement.

“Law” means any law (statutory, common or otherwise), constitution, ordinance, code, rule, regulation, executive order or other similar authority enacted, adopted, promulgated or applied by any Governmental Authority, each as amended from time to time.

“Liability” means all damages, losses, liabilities or obligations, payments, amounts paid in settlement, obligations, fines, penalties, costs of burdens associated with performing injunctive relief and other costs (including reasonable fees and expenses of outside attorneys, accountants and other professional advisors, and of expert witnesses and other costs of investigation, preparation and litigation in connection with any action, appeal, petition, plea, charge, complaint, claim, suit, demand, litigation, arbitration, mediation, hearing, inquiry, investigation or similar matter or proceeding) of any kind or nature whatsoever, whether known or unknown, asserted or unasserted, absolute, contingent or vested, accrued or unaccrued, liquidated or unliquidated, or matured or unmatured.

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“LLC Act” means the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101, et seq., as it may be amended from time to time, and any successor to such statute.

“LLC Agreement” is defined in the recitals to this Agreement.

“L-Bar” means the assets that are held within Sohio Western Mining Company, a Delaware corporation.

“Management Services Agreement” means the Management Services Agreement dated as of the date hereof by and between the Company and CPE, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Member” means each Person that is or becomes a member, as contemplated in the LLC Act, of CPE LLC in accordance with the provisions of the LLC Agreement and is listed on Exhibit A to the LLC Agreement (as such Exhibit may be amended or modified from time to time) and has not ceased to be a Member as provided in Section 3.1(d) of the LLC Agreement, and each of such Member’s transferees, if applicable.

“New York Courts” is defined in Section 9.6(b).

“Non-Compete Period” is defined in Section 8.2.

“Non-Controlling Party” is defined in Section 6.5(c)(ii).

“Offering Closing Date” means the date and time of the closing of each of the Initial Public Offering, including the closing for the Over-Allotment Option, if any, and the Concurrent Offering.

“Over-Allotment Option” means the over-allotment option that may be exercised by the Underwriters of the Initial Public Offering pursuant to the Underwriting Agreement relating to the Initial Public Offering.

“Owning Party” is defined in Section 4.2.

“Party” or “Parties” is defined in the preamble to this Agreement.

“Person” means any individual or Business Entity.

“Powder River Basin” means the coal producing area located in northeastern Wyoming and southeastern Montana, as shown generally on the map attached as Exhibit C.

“Preliminary Closing Date Working Capital” is defined in Section 3.9(b)(ii).

“Preliminary Working Capital Adjustment” is defined in Section 3.9(b)(ii).

“Privilege” is defined in Section 7.14(a).

“Proceeding” means:  (i) any past, present or future suit, countersuit, action, arbitration, mediation, alternative dispute resolution process, claim, counterclaim, demand, proceeding; (ii) any inquiry, proceeding or investigation by or before any Governmental Authority; or (iii) any arbitration or mediation tribunal.

“Purchase Agreement” means the Purchase Agreement to be entered into by and between CPE LLC and the Initial Purchasers in connection with the offering of the Cloud Peak Notes in the Concurrent Offering.

“Registration Indemnified Parties” is defined in Section 6.4(a)(i).

“Registration Rights Agreement” means the Registration Rights Agreement dated as of the date hereof between RTEA, KMS, CPE and CPE LLC, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Registration Statement” means the IPO Registration Statement, including the Statutory Prospectus, Final Prospectus and any Issuer Free Writing Prospectus related thereto, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference in such Registration Statement, Statutory Prospectus, Final Prospectus or Issuer Free Writing Prospectus.

“Rejected RTEA Exposure Amount” is defined in Section 2.2(b)(4).

“Rejected RTEA Fee” is defined in Section 2.2(b)(4).

“Rejected Replacement Surety Arrangements” means, if CPE LLC lodges and/or deposits Replacement Surety Arrangements in connection with the satisfaction of the Good Faith Surety Bond Condition, those Replacement Surety Arrangements that are rejected as being inadequate for any reason by the relevant Government Authority at any time.

“Release Notice” is defined in Section 2.2(b)(2).

“Replacement Letter of Credit” is defined in Section 2.2(b)(5).

“Replacement Surety Arrangements” is defined in Section 2.2(b)(1).

“Report” is defined in Section 3.9(b)(v).

“Representatives” means, with respect to any Person, any of such Person’s directors, officers, members, partners, managers and employees.

“Restricted Cash Amount” is defined in Section 2.2(b)(1).

“Retained U.S. Coal Business” means the Colowyo mine, Sweetwater and L-Bar to be retained by the Rio Tinto Group in connection with the Initial Public Offering.

“Rio Tinto” means Rio Tinto plc, a public limited company incorporated under the laws of England and Wales.

“Rio Tinto Annual Report” means the Rio Tinto Annual Report and related financial statements prepared on an annual basis for the most recently completed fiscal year.

“Rio Tinto Auditors” is defined in Section 7.3(a).

“Rio Tinto D&O Policy” is defined in Section 2.1(a).

“Rio Tinto Group” means RTEA, KMS and their respective Affiliates, including RTA.

“Rio Tinto Limited” means Rio Tinto Limited, an Australian corporation.

“Rio Tinto Parties” means RTEA and KMS.

“Rio Tinto Public Filings” is defined in Section 7.5.

“RTA” is defined in the preamble to this Agreement.

“RTEA” is defined in the preamble to this Agreement.

“RTEA Coal Supply Agreement” means the Rio Tinto Energy America Coal Supply Agreement dated as of the date hereof by and between the Company and RTEA as the same may be amended, restated, supplemented or otherwise modified from time to time.

“RTEA Exposure Amount” is defined in Section 2.2(b)(3).

“RTEA Fee” is defined in Section 2.2(b)(3).

“RTEA Indemnified Persons” means each member of the Rio Tinto Group and its respective Representatives.

“RTEA L/C” is defined in Section 2.2(b)(5).

“RTEA L/C Amount” is defined in Section 2.2(b)(5).

“RTEA L/C Reduction Notice” is defined in Section 2.2(b)(5).

“RTEA Liabilities” means (i) any and all Liabilities to the extent arising out of or relating to the Retained U.S. Coal Business, whether such Liabilities arise or accrue prior to, on or after the Closing Date, (ii) any and all Liabilities of the Rio Tinto Group set forth on Exhibit A arising out of or relating to the Jacobs Ranch Membership Interest Purchase Agreement, whether such Liabilities arise or accrue prior to, on or after the Closing Date, and (iii) any and all Liabilities that are expressly listed on Schedule D hereto.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

“Software License Agreement” means the Software License Agreement dated as of the date hereof between RTEA and CPE LLC, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Statutory Prospectus” with reference to a particular time means the prospectus included in a Registration Statement immediately prior to that time, including any 430A Information or 430C Information with respect to such Registration Statement.  For purposes of the foregoing definition, 430A Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the SEC pursuant to Rule 424(b) or Rule 462(c) under the Securities Act and not retroactively.

“Structuring Transactions” is defined in the recitals to this Agreement.

“Subsidiary” of any Person means another Business Entity that is directly or indirectly controlled by such Person.  As used herein, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Business Entity, whether through ownership of voting securities or other interests, by contract or otherwise.  For purposes of this Agreement, CPE LLC shall be deemed to be a Subsidiary of RTEA prior to the Closing Date and shall be deemed to be a Subsidiary of Cloud Peak as of and from the Closing Date.

“Sweetwater” means the uranium mining venture being retained by the Rio Tinto Group in connection with the Initial Public Offering.

“Tax” means all U.S. federal, state, local and foreign taxes, assessments or similar charges measured with respect to net income or profits and any interest related to such Tax.

“Tax Receivable Agreement” means the Tax Receivable Agreement dated as of the date hereof among RTEA and CPE, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Terminated RTEA Policies” is defined in Section 2.1(a).

“Third Party Claim” is defined in Section 6.5(c)(i).

“Third Party Insurance Carrier” means any insurance provider other than a Person’s captive insurer.

“Three Crowns Policies” is defined in Section 2.3.

“Trademark Assignment Agreement” means the Trademark Assignment Agreement dated as of the date hereof by and between RTEA and the Company, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Trademark License Agreement” means the Trademark License Agreement dated as of the date hereof between RTEA and CPE LLC.

“Transaction Documents” is defined in Section 3.2.

“Transactions” means, collectively, (i) the Structuring Transactions, (ii) the Initial Public Offering and the Concurrent Offerings, (iii) any other debt financing to be undertaken by Cloud Peak, including the Cloud Peak Financing, and (iv) all other transactions contemplated by this Agreement or any Transaction Document.

“Transfer Documents” is defined in Section 3.4.

“Transition Services Agreement” means the Transition Services Agreement dated as of the date hereof between Rio Tinto Services Inc., CPE and CPE LLC, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Trigger Date” is defined in Section 2.2(b)(3).

“Underwriters” means the several underwriters of the Initial Public Offering named in the Underwriting Agreement.

“Underwriting Agreement” means the underwriting agreement entered into among CPE and the Underwriters for the Initial Public Offering.

“Working Capital Adjustment” is defined in Section 3.9(b)(vii).

1.2.          Construction.  The Parties have participated jointly in the negotiation and drafting of this Agreement.  If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party because of the authorship of any provision of this Agreement. Any reference to any federal, state, provincial, local or foreign law shall be deemed also to refer to such law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise.  Any reference to any contract or agreement (including schedules, exhibits and other attachments thereto), including this Agreement, shall be deemed also to refer to such contract or agreement as amended, restated or otherwise modified, unless the context requires otherwise. The words “include,” “includes” and “including” shall be deemed to be followed by “without limitation.”  Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context requires otherwise. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. Where this Agreement states that a Party “will” or “shall” perform in some manner or otherwise act or omit to act, it means that such Party is legally obligated to do so in accordance with this Agreement.  The captions, titles and headings included in this Agreement are for convenience only and do not affect this Agreement’s construction or interpretation.  Any reference to an Article, Section or Schedule in this Agreement shall refer to an Article or Section of, or Schedule to, this Agreement, unless the context otherwise requires.  This Agreement is for the sole benefit of the Parties (and, solely for purposes of Article VI, RTEA Indemnified Persons and Cloud Peak Indemnified Persons) and does not, and is not intended to, confer any rights or remedies in favor of any Person (including any employee or shareholder or equity owner of RTEA or Cloud Peak) other than the Parties.  Exhibit A and the schedules identified in this Agreement are incorporated herein by reference and made part hereof.

ARTICLE II
STRUCTURING AND RELATED TRANSACTIONS

2.1.          Termination of Intercompany Agreements.

(a)   Except as set forth in clauses (b) and (c) of this Section 2.1, and in Section 2.2, the Cloud Peak Parties and each other member of the Cloud Peak Group, on the one hand, and the Rio Tinto Parties and each other member of the Rio Tinto Group, on the other hand, hereby (i) terminate any and all agreements, Contracts, arrangements, commitments or understandings, whether or not in writing, between or among CPE, CPE LLC or any other member of the Cloud Peak Group, on the one hand, and RTEA, KMS or any other member of the Rio Tinto Group, on the other hand, effective as of the Closing Date, (ii) cancel any outstanding indebtedness for borrowed money payable by (x) any member of the Cloud Peak Group to any member of the Rio Tinto Group or (y) any member of the Rio Tinto Group to any member of the Cloud Peak Group and (iii) terminate the coverage with respect to (A) CPE under any and all insurance policies of RTEA or any member of the Rio Tinto Group, whether from Third Party Insurance Carriers or any captive insurance carried and (B) CPE LLC and any other member of the Cloud Peak Group or their Representatives under any and all automobile, directors and officers and worker’s compensation insurance policies of RTEA or any member of the Rio Tinto Group, whether from Third Party Insurance Carriers or any captive insurance carrier ((A) and (B), collectively, the “Terminated RTEA Policies”) and with respect to CPE, CPE LLC or any member of the Cloud Peak Group or their Representatives such Terminated RTEA Policies shall be deemed to be cancelled and CPE and CPE LLC for themselves and any other members of the Cloud Peak Group hereby waive any and all right to make a claim from and after the Closing Date under any such Terminated RTEA Policy (irrespective of whether the circumstances giving rise to such claim occurred prior to the Closing Date); provided, however, that (x) the termination of coverage for directors, officers and employees of CPE and CPE LLC under the Rio Tinto Directors’ and Officers’ Liability and Corporate Liability Insurance (the “Rio Tinto D&O Policy”) shall be effective upon the IPO Closing Date, (y) the termination of such coverage shall not apply to the extent the circumstances giving rise to a claim occurred prior to the IPO Closing Date and (z) no right of any officer, director or employee to make a claim under such coverage in effect prior to the IPO Closing Date is waived hereby ((i), (ii) and

(iii) collectively, the “Intercompany Agreements”), including, but not limited to those Intercompany Agreements set forth on Schedule 2.1(a).  No such terminated agreement, arrangement, commitment or understanding (including any provision thereof which purports to survive termination) shall be of any further force or effect after the Closing Date, and no member of the Cloud Peak Group or any of its Representatives shall be entitled to recovery of any amounts under the Terminated RTEA Policies after the Closing Date (including for any claims or occurrences arising prior to the Closing Date and for which a claim under such Terminated RTEA Policies had not been made prior to the Closing Date).  Each Party shall, at the reasonable request of the other Party or Parties, take, or cause to be taken, such other actions as may be necessary to effect the foregoing.

(b)   The provisions of Section 2.1(a) shall not apply to any of the following agreements, arrangements, commitments or understandings (or to any of the provisions thereof):

(i)            this Agreement, including Exhibit A and the schedules hereto, and the other Transaction Documents (and each other agreement or instrument expressly contemplated by this Agreement or any other Transaction Documents to be entered into or continued by any of the Parties hereto or any of the members of their respective Groups);

(ii)           the agreements, arrangements, commitments and understandings listed or described on Schedule 2.1(b)(ii);

(iii)          any agreements, arrangements, commitments or understandings to which any non-wholly owned Subsidiary of the Parties is a party, (it being understood that directors’ qualifying shares or similar interests will be disregarded for purposes of determining whether a Subsidiary is wholly owned); and

(iv)          any other agreements, arrangements, commitments or understandings that this Agreement or any other Transaction Document expressly contemplates will survive the Closing Date.

(c)   Notwithstanding Section 2.1(a), (i) any outstanding purchase orders or other purchase commitments under any of the agreements set forth on Schedule 2.1(c) as of the Closing Date shall continue to be in effect after the Closing Date and (ii) any rights, obligations or privileges in respect of such purchase orders or commitments under any such agreements shall not terminate but shall continue in full force and effect after the Closing Date.

2.2.          Continuance of Surety Bonds.

(a)   Notwithstanding Section 2.1(a), the existing surety bonds, letters of credit and other guarantees or credit arrangements of RTEA or any other member of the Rio Tinto Group with respect to the surety bonds or to secure the reclamation obligations for the Cloud Peak Business (as further described on Schedule 2.2 hereto, the “Existing Surety Arrangements”) shall not terminate, but will continue following the Closing Date as set forth in this Section 2.2.  Subject to the provisions of clause (b) of this Section 2.2, the Cloud Peak Parties hereby agree to use their commercially reasonable efforts to obtain new surety bonds, letters of credit or other credit arrangements in support of the Cloud Peak Business and to obtain a full release of RTEA and any other member of the Rio Tinto Group  from any and all Liability and obligations with respect to such Existing Surety Arrangements, letters of credit and other guarantees or credit arrangements with respect to such Existing Surety Arrangements.  Without limiting the foregoing, following the Closing Date, CPE LLC hereby undertakes, assumes and agrees to perform, pay and discharge all such Existing Surety Arrangements until such time as RTEA and any other member of the Rio Tinto Group is released from any and all Liability and obligations thereunder, including any and all costs in respect of the Existing Surety Arrangements (including any calls against any letters of credit or similar arrangements).  Without limiting or modifying any of RTEA’s or any other member of the Rio Tinto Group’s rights under this Agreement, beginning on December 1, 2009, at the beginning of each month, for so long as RTEA or any member of the Rio Tinto Group remains obligated or has any Liability in respect of any Existing Surety Arrangement, RTEA shall send CPE LLC an invoice setting forth any and all letter of credit fees, surety bond fees or other similar costs incurred by RTEA or any member of the Rio Tinto Group following the Closing Date with respect to the maintenance of any of the Existing Surety Arrangements in reasonably satisfactory detail and with supporting documentation if such supporting documentation is requested by CPE LLC.  Within thirty (30) days after the transmittal of such notice to CPE LLC, CPE LLC shall pay to RTEA for itself and for the benefit of any member of the Rio Tinto Group the amounts stated to be paid in such invoice. Notwithstanding the foregoing, the failure by RTEA to send any such invoice shall not prejudice any of its rights under this Agreement or modify any of the obligations of CPE LLC or the Cloud Peak Parties. The Cloud Peak Parties hereby acknowledge that, in using their commercially reasonably efforts to obtain new surety bonds, letters of credit or other credit arrangements in support of the Cloud Peak Business, such new bonds, letters of credit or other credit arrangements may be more expensive than the corresponding arrangements under the Existing Surety Arrangements.

(b)   Notwithstanding Section 2.2(a),

(1)       The Cloud Peak Parties hereby acknowledge that certain of the Existing Surety Arrangements are collateralized by guarantees by members of the Rio Tinto Group and/or letters of credit issued by members of the Rio Tinto Group.  On the IPO Closing Date, the Cloud Peak Parties hereby agree to enter into the Escrow Agreement, pursuant to which $80,179,794 million (the “Restricted Cash Amount”) will be placed in escrow for the benefit of the Rio Tinto Group with respect to the Existing Surety Arrangements.  The Restricted Cash Amount shall be released from time to time to CPE LLC pursuant to the terms of this Section 2.2 as the Existing Surety Arrangements are replaced with new surety bonds, letters of credit or other credit arrangements (the “Replacement Surety Arrangements”) in amounts, as needed, to secure such Replacement Surety Arrangements.  The Escrow Agreement and Escrow Account shall remain in full force and effect until the earlier of (x) such time as all Existing Surety Arrangements have been replaced with Replacement Surety Arrangements and RTEA or any members of the Rio Tinto Group are fully released from all obligations and Liabilities with respect to the Existing Surety Arrangements being so replaced and (y) no cash or any investments remain in the Escrow Account.  On the 120th day after the IPO Closing Date, in the event that (x) any Existing Surety Arrangements remain outstanding or RTEA or any members of the Rio Tinto Group retain any obligations and/or Liabilities with respect to any such Existing Surety Arrangements and (y) any amounts remain in the Escrow Account, CPE LLC shall promptly (but in any event within five (5) Business Days of such date) grant a perfected first priority security interest in the Escrow Account and all cash and assets in or otherwise credited to the Escrow Account to RTEA for its benefit and the benefit of the Rio Tinto Group to secure all of CPE LLC’s obligations under this Section 2.2 and any related indemnification obligations under Section 6.1, on terms and conditions reasonably acceptable to RTEA; provided, however, that notwithstanding the foregoing, if the Good Faith Surety Bond Condition occurs, CPE shall be required to grant such perfected first priority security interest on the Good Faith Trigger Date.

(2)       Funds shall be released from the Escrow Account solely upon the written instruction of RTEA (and without any other term, condition or instruction from CPE LLC) to the Escrow Agent under the Escrow Agreement for the purpose of (x) releasing funds to a surety bond provider for a Replacement Surety Arrangement, (y) releasing funds to CPE LLC in connection with the deposit by CPE LLC of unrestricted cash into an escrow account or otherwise for the benefit of a surety bond provider in connection with collateralizing a Replacement Surety Arrangement or (z) releasing funds to RTEA in order for RTEA or any member of the Rio Tinto Group to satisfy any obligations that have come due and payable under the Existing Surety Arrangements (the “Existing Surety Arrangement Obligations”).  In order to release funds for a Replacement Surety Arrangement, CPE LLC shall submit a written request (a “Release Notice”) to RTEA identifying in reasonable detail: (i) the amount to be released from the Escrow Account, which in any event, shall be equal to the amount that is either required by such surety bond provider in respect of any such Replacement Surety Arrangement or the actual amount expended by CPE LLC in connection with collateralizing such Replacement Surety Arrangement, (ii)(a) the name and account information of the surety bond provider to which funds should be transferred for such Replacement Surety Arrangement or (b) the name and account information for CPE LLC to which funds should be transferred to reimburse CPE LLC for the amount of unrestricted cash that CPE LLC has deposited in an escrow account or otherwise deposited with a surety bond provider in connection with a Replacement Surety Arrangement, (iii) the proposed date of the transfer of such funds (which shall be no earlier than three (3) Business Days after the date of such notice), and (iv) a representation and warranty that CPE LLC has satisfied all of the relevant collateral requirements for each surety bond provider, letter of credit issuer or other existing surety arrangement provider that is, as of such date, providing a Replacement Surety Arrangement, that such funds are being solely used in connection with such Replacement Surety Arrangements and that it has otherwise complied with the requirements of this Section 2.2. Upon satisfaction by CPE LLC of the terms and conditions of the immediately foregoing sentence, RTEA shall provide written instruction to the Escrow Agreement, with a copy to CPE LLC, in accordance with the Escrow Agreement, to release the funds requested by CPE LLC in the Release Notice to the account designated in such Release Notice. In the event that any Existing Surety Arrangement Obligations become due and owing, RTEA shall submit a written instruction, with a copy to CPE LLC, instructing the Escrow Agent to release funds to RTEA for its own benefit and/or the benefit of the relevant Rio Tinto Group member in amounts necessary to satisfy the Existing Surety Arrangement Obligations.

(3)       If all the Existing Surety Arrangements are not replaced with Replacement Surety Bonds and RTEA and members of the Rio Tinto Group are not fully released from liability under all such Existing Surety Arrangements, in each case, within 120 days following the IPO Closing Date (the “Trigger Date”), a monthly fee shall be payable to RTEA in an amount equal to 4% per annum (the “RTEA Fee”) of (x) 39.77% of the total face amount of all Existing Surety Arrangements (other than the Existing Surety Arrangements identified on Schedule 2.2 as “Decker Collateral LC (for Travelers)” and “Decker Reclamation Trust (US Bank National Association)”) and (y) 100% of the total face amount of the Existing Surety Arrangements identified on Schedule 2.2 as “Decker Collateral LC (for Travelers)” and “Decker Reclamation Trust (US Bank National Association)”; in each case not released and then still outstanding as of the beginning of each month (such amount, at any time of determination, being the “RTEA Exposure Amount”).  In the event that the Trigger Date occurs, the RTEA Fee on the RTEA Exposure Amount then in effect on the Trigger Date   shall begin to accrue at such time.  The RTEA Fee shall be due and payable to RTEA monthly and calculated on the average outstanding RTEA Exposure Amount during such month.  CPE LLC shall pay the RTEA Fee then due and owing on the fifth (5th) Business Day after the end of each month. RTEA and CPE LLC hereby agree that for the avoidance of doubt the initial RTEA Exposure Amount as of the IPO Closing Date shall equal $ 230,179,794.  Notwithstanding the foregoing, if the Good Faith Surety Bond Condition occurs, no RTEA Fee shall be due and payable on the RTEA Exposure Amount then in effect.

(4)       In the event that the Good Faith Surety Bond Condition is satisfied but some or all of the Replacement Surety Arrangements are Rejected Replacement Surety Arrangements, then if all the Existing Surety Arrangements are not replaced with Replacement Surety Bonds and RTEA and members of the Rio Tinto Group are not fully released from all obligations and  Liabilities under such Existing Surety Arrangements within 180 days following the IPO Closing Date (the “Good Faith Trigger Date”), a monthly fee shall be payable to RTEA in an amount equal to 4% per annum (the “Rejected RTEA Fee”) of (x) 39.77% of the total face amount of all Rejected Replacement Surety Arrangements (other than the Existing Surety Arrangements identified on Schedule 2.2 as “Decker Collateral LC (for Travelers)” and “Decker Reclamation Trust (US Bank National Association)”) and (y) 100% of the total face amount of all Rejected Surety Arrangements identified on Schedule 2.2 as “Decker Collateral LC (for Travelers)” and “Decker Reclamation Trust (US Bank National Association)”; in each case not released and then still outstanding as of the beginning of each month (such amount, at any time of determination, being the “Rejected RTEA Exposure Amount”). The Rejected RTEA Fee on the Rejected RTEA Exposure Amount then in effect on the Good Faith Trigger Date shall begin to accrue at such time.  The Rejected RTEA Fee shall be due and payable to RTEA monthly and calculated on the average outstanding Rejected RTEA Exposure Amount during such month. CPE LLC shall pay the Rejected RTEA Fee then due and owing on the fifth (5th) Business Day after the end of each month.

(5)           (i)  In addition to the RTEA Fees payable pursuant to Section 2.2(b)(3) and the Rejected RTEA Fee payable pursuant to Section 2.2(b)(4) above, if the Trigger Date occurs, CPE LLC shall promptly (but in any event within five (5) Business Days of the

Trigger Date) arrange for the issuance of a letter of credit (the “RTEA L/C”) for the benefit of RTEA (for its benefit and the benefit of the members of the Rio Tinto Group) in an amount equal to the RTEA Exposure Amount (calculated as of the date of issuance of the RTEA L/C less the amount of cash then credited to the Escrow Account (the “RTEA L/C Amount”); provided, however that if the Good Faith Surety Bond Condition occurs, CPE LLC shall be required to arrange for the issuance of the RTEA L/C within five (5) Business Days of the occurrence of the Good Faith Trigger Date.  Drawings shall be made under the RTEA L/C solely upon the submission by RTEA of a drawing certificate to the issuing bank (the “Issuing Bank”) that issued the RTEA L/C (and without any other term, condition or instruction from CPE LLC).  The RTEA L/C and any replacement letter of credit therefor shall remain in place for the benefit of RTEA (for its benefit and the benefit of the members of the Rio Tinto Group) for so long as any Existing Surety Arrangements remain outstanding and RTEA or any member of the Rio Tinto Group has any obligation or Liability thereunder.  In the event that any Existing Surety Arrangement Obligations become due and owing, RTEA shall be entitled to submit a drawing certificate to the Issuing Bank (and without any other term, condition or instruction from CPE LLC) to draw funds under the RTEA L/C (a “Drawing Request”) for its own benefit and/or the benefit of the relevant Rio Tinto Group member in amounts necessary to satisfy the Existing Surety Arrangement Obligations that are then due and owing.  Notwithstanding anything in this Section 2.2 to the contrary, RTEA shall be entitled to elect in its sole discretion whether to make a Release Notice pursuant to clause (2) above or a Drawing Request pursuant to this clause (5) in respect of satisfying any Existing Surety Arrangement Obligation.

(ii)       In the event that on any date after the issuance of the RTEA L/C, (x) RTEA and/or any member of the Rio Tinto Group, as applicable, are fully released from all Liability and obligations under an Existing Surety Arrangement and (y) CPE LLC has arranged for a Replacement Surety Arrangement to be issued with respect to such Existing Surety Arrangement, CPE LLC shall submit a reasonably detailed written notice (each an “RTEA L/C Reduction Notice”) to RTEA setting forth: (w) the face amount of the Existing Surety Arrangement that RTEA and/or any member of the Rio Tinto Group is being released from, (x) the amount equal to 39.77% (but 100% in the case of Existing Surety Arrangements identified on Schedule 2.2 as “Decker Collateral LC (for Travelers)” and “Decker Reclamation Trust (US Bank National Association)”) of the face amount of such Existing Surety Arrangement (the “L/C Reduction Amount”), (y) attaching reasonably satisfactory evidence to RTEA that RTEA or the applicable member of the Rio Tinto Group has been fully released from all obligations and Liabilities with respect to the Existing Surety Arrangement being so replaced and (z) a representation and warranty that CPE LLC has satisfied all of the relevant collateral requirements for each surety bond provider, letter of credit issuer or other existing surety arrangement provider that is as of such date providing a Replacement Surety Arrangement and has otherwise complied with the requirements of this Section 2.2.  Upon satisfaction of the conditions in the immediately foregoing sentence, RTEA shall promptly (but in any event within five (5) Business Days of the date of receipt of such RTEA L/C Reduction Notice) submit a written notice to the Issuing Bank requesting that the amounts available to be drawn under the RTEA L/C be reduced by an amount equal to the L/C Reduction Amount referenced in such RTEA L/C Reduction Notice.

(c)       CPE LLC and any other member of the Cloud Peak Group shall indemnify and hold harmless RTEA or any other member of the Rio Tinto Group and each RTEA Indemnified Person with respect to any and all Liabilities arising out of or relating to any such Existing Surety Arrangements as set forth in Section 6.1(b)(iii).

2.3.          Continuance of Insurance.  Notwithstanding Section 2.1(a), the existing insurance policies of CPE LLC under the Rio Tinto Group’s captive insurance carrier set forth on Schedule 2.3 (the “Three Crowns Policies”) shall not terminate, but will continue following the Closing Date until the applicable expiration date for such policy as set forth on Schedule 2.3, unless earlier terminated by the applicable member(s) of the Rio Tinto Group upon at least sixty (60) days prior written notice to CPE LLC.  Upon the expiration of the applicable policies (or the termination, if earlier terminated by the Rio Tinto Group), such policy shall be deemed to be cancelled and CPE LLC for itself and any other members of the Cloud Peak Group hereby waive any and all right to make a claim from and after such expiration date (or termination date, if applicable) (irrespective of whether the circumstances giving rise to such claim occurred prior to the expiration date (or termination date, if applicable)).  CPE LLC hereby agrees to pay any applicable deductibles or other payments following the Closing Date with respect to the Three Crowns Policies.  For the avoidance of doubt, the insurance policies of CPE under the Rio Tinto Group’s captive insurance carrier shall terminate effective as of the Closing Date pursuant to Section 2.1(a).

2.4.          Jacobs Ranch Matters.

(a)   Exhibit A hereto sets forth the rights, obligations and Liabilities of RTEA that have been assigned to RTEA by CPE LLC with respect to the Jacobs Ranch Membership Interest Purchase Agreement.  The Parties hereto agree to comply, and agree to cause the respective members of their Group to comply, with the terms of Exhibit A.

(b)   Without limiting the provisions of Section 8.1 of this Agreement, the Cloud Peak Parties agree to, and will cause the members of the Cloud Peak Group to, fully and promptly cooperate with the Rio Tinto Parties, and any member of the Rio Tinto Group, with respect to the matters contemplated in Exhibit A, including any obligations of RTEA set forth therein. The Cloud Peak Parties further agree to execute and deliver, and will cause the members of the Cloud Peak Group to execute and deliver, such documents and instruments, assist in obtaining any necessary approvals and take such other action as may be necessary or advisable, including actions that are not expressly provided for, in furtherance of the Jacobs Ranch Membership Interest Purchase Agreement, Exhibit A and the rights, obligations and agreements contemplated therein.  In addition, the Cloud Peak Parties agree to, (i) upon the reasonable request of any member of the Rio Tinto Group, provide any member of the Rio Tinto Group access to all relevant accounting, land management and other records and compilations of data related to the Jacobs Ranch mine and (ii) for a period of two years following the date hereof, provide to the Rio Tinto Group copies of any documents or Information related to the Jacobs Ranch Mine which are subject to attorney-client privilege or attorney work product in such a manner as directed by the Rio Tinto Parties to protect the attorney-client privilege.

2.5.          Representations and Warranties of CPE.  CPE and CPE LLC (including the Subsidiaries listed on Schedule A hereto) hereby represent and warrant, on a joint and several basis, to RTEA that:

(a)   on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Final Prospectus is included, and on each Offering Closing Date, the Final Prospectus will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(b)   on its date and on the Debt Offering Closing Date, the Final Offering Memorandum will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(c)   as of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time and the preliminary prospectus, dated November 9, 2009 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule C to the Underwriting Agreement, all considered together (collectively, the “Equity General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the Equity General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(d)   as of the Debt Applicable Time, neither (i) the Debt General Disclosure Package, nor any individual Supplemental Marketing Material (as such term is defined in the Purchase Agreement), when considered together with the Debt General Disclosure Package, will include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made not misleading;

(e)   the information required to be delivered to prospective purchasers of the Cloud Peak Notes in accordance with Rule 144A(d)(4) does not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(f)    the representations and warranties contained in the Underwriting Agreement and the Purchase Agreement, as of the date thereof and as of the Offering Closing Date, are and will be true and correct.

Notwithstanding the foregoing, the preceding clauses (a) through (e) of this Section 2.5 do not apply to statements in or omissions from any such document that relate exclusively to Rio Tinto and as set forth on Schedule 2.5.

2.6.          DISCLAIMER OF REPRESENTATIONS AND WARRANTIES.  EACH OF CPE AND CPE LLC (ON BEHALF OF THEMSELVES AND EACH MEMBER OF THE CLOUD PEAK GROUP) AND RTEA AND KMS (ON BEHALF OF THEMSELVES AND EACH MEMBER OF THE RTEA GROUP) UNDERSTANDS AND AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH HEREIN OR IN ANY TRANSACTION DOCUMENT, NO PARTY TO THIS AGREEMENT, ANY TRANSACTION DOCUMENT OR ANY OTHER AGREEMENT OR DOCUMENT CONTEMPLATED BY THIS AGREEMENT, ANY TRANSACTION DOCUMENT OR OTHERWISE, IS REPRESENTING OR WARRANTING IN ANY WAY AS TO THE ASSETS, BUSINESSES OR LIABILITIES ACQUIRED AS CONTEMPLATED HEREBY OR THEREBY AND EXPRESSLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY FOR FITNESS FOR ANY PARTICULAR PURPOSE.  EXCEPT AS MAY EXPRESSLY BE SET FORTH HEREIN OR IN ANY TRANSACTION DOCUMENT, ALL SUCH ASSETS ARE BEING ACQUIRED ON AN “AS IS,” “WHERE IS” BASIS (AND, IN THE CASE OF ANY REAL PROPERTY, BY MEANS OF A QUITCLAIM OR SIMILAR FORM DEED OR CONVEYANCE) AND THE RESPECTIVE ACQUIRORS SHALL BEAR THE ECONOMIC AND LEGAL RISKS THAT (I) ANY CONVEYANCE SHALL PROVE TO BE INSUFFICIENT TO VEST IN THE ACQUIROR GOOD TITLE, FREE AND CLEAR OF ANY SECURITY INTEREST OR OTHER ENCUMBRANCE AND (II) ANY NECESSARY CONSENTS OR GOVERNMENTAL APPROVALS ARE NOT OBTAINED OR THAT ANY REQUIREMENTS OF LAWS OR JUDGMENTS ARE NOT COMPLIED WITH.

2.7.          Delivery of Cloud Peak Reliance Letter.  On each Offering Closing Date, the officers of CPE shall deliver a reliance letter providing that the Rio Tinto Parties may rely on any and all closing certificates delivered to the Underwriters and/or the Initial Purchasers, as applicable, to the same extent as if directly addressed to the Rio Tinto Parties.

ARTICLE III
INTERCOMPANY TRANSACTIONS AS OF THE CLOSING DATE

3.1.          Time and Place of Closing.  Subject to the terms and conditions of this Agreement, all transactions contemplated by this Agreement shall be consummated at a closing (the “Closing”) to be held at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004, on the date on which (and immediately after) the Underwriting Agreement is executed and delivered by each of the parties thereto or at such other place or at such other time or on such other date as RTEA, KMS, CPE and CPE LLC may mutually agree upon in writing (the day on which the Closing takes place being the “Closing Date”).

3.2.          Closing Transactions.  In each case subject to Section 3.7 after the execution and delivery of the Underwriting Agreement by all parties thereto, at the Closing (except with respect to the Escrow Agreement which shall be entered into on the IPO Closing Date) the appropriate Parties hereto shall enter into, and (as necessary) shall cause their respective Subsidiaries and/or Affiliates to enter into, the agreements set forth below (collectively, the “Transaction Documents”):

(i)            this Agreement;

(ii)           the Acquisition Agreement;

(iii)          the Agency Agreement;

(iv)          the Cloud Peak Promissory Note;

(v)           the Employee Matters Agreement;

(vi)          the Escrow Agreement;

(vii)         the LLC Agreement;

(viii)        the Management Services Agreement;

(ix)           the Registration Rights Agreement;

(x)            the RTEA Coal Supply Agreement;

(xi)           the Software License Agreement;

(xii)          the Tax Receivable Agreement;

(xiii)         the Trademark Assignment Agreement;

(xiv)        the Trademark Licence Agreement; and

(xv)         the Transition Services Agreement.

3.3.          Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws.  At or prior to the Closing, RTEA and CPE shall each take all necessary actions that may be required to provide for the adoption by CPE of the Amended and Restated Certificate of Incorporation of CPE in the form attached hereto as Exhibit D (the “Charter”), and the Amended and Restated Bylaws of CPE in the form attached hereto as Exhibit E (the “Bylaws”).

3.4.          Transfers of Assets and Assumption of Liabilities.  On the Closing Date (i) the Rio Tinto Parties shall execute and deliver such stock certificates and related, stock powers, and any other instruments of transfer, conveyance and assignment as and to the extent necessary to evidence the Structuring Transactions and (ii) CPE LLC shall execute and deliver such assumptions of contracts and other instruments of assumption as and to the extent necessary to evidence the valid and effective assumption of the Cloud Peak Liabilities by CPE LLC.  All of the foregoing documents contemplated by this Section 3.4 shall be referred to collectively herein as the “Transfer Documents.”

3.5.          The Initial Public Offering, the Concurrent Offering and the Cloud Peak Financing.  The Cloud Peak Parties shall consult with, and cooperate in all respects with, RTEA and its Affiliates in connection with the Transactions and, at the request of RTEA, promptly take any and all actions necessary or desirable in connection with the Initial Public Offering, the Concurrent Offering and the Cloud Peak Financing as contemplated by the IPO Registration Statement, the Debt Offering Memorandum, the Underwriting Agreement, the Purchase Agreement and the Financing Documents.

3.6.          Cancellation of RTA Share of CPE Common Stock.  Immediately after the Offering Closing Date for the Initial Public Offering, CPE shall cause the outstanding share of Common Stock of CPE held by RTA to be cancelled.

3.7.          Rescission.  Notwithstanding anything to the contrary set forth in this Agreement, if delivery of the Firm Public Offering Shares to the Underwriters against payment therefor is not complete by 5:00 p.m.on November 25, 2009 or as otherwise agreed upon by the Parties, all transactions theretofore completed under this Agreement or any of the Transaction Documents shall immediately be rescinded in all respects and shall be null and void and this Agreement and all of the Transaction Documents shall terminate.  In such event, the Parties agree to take all action required to reverse, cancel or otherwise undo the effect of the Structuring Transactions and any other Transaction occurring prior to, on or after the Closing Date, to effect the rescission of the Transaction Documents and to execute and deliver any consents necessary to amend or restate CPE’s Charter or Bylaws and to execute and deliver such other consents, instruments or other documents as are reasonably required in connection therewith.

3.8.          Tax Matters.

(a)   RTEA and CPE have entered into the Tax Receivable Agreement contemporaneously with the execution of the Underwriting Agreement.  To the extent that any representations, warranties, covenants and agreements between the Parties with respect to Tax matters are set forth in the Tax Receivable Agreement and the tax sharing agreements and arrangements specifically identified therein, such Tax matters shall be governed exclusively by the Tax Receivable Agreement and not by this Agreement.

3.9.          Working Capital Adjustment

(a)   Initial Cash Position. The Parties hereby agree that on the closing date for the Initial Public Offering (the “IPO Closing Date”), $181 million of unrestricted proceeds from the Transactions will be retained by CPE LLC (the “Initial Unrestricted Cash Position”).

(b)   Initial Cash Adjustments.

(i)            The Parties hereby acknowledge that the Cloud Peak Parties have delivered to the Rio Tinto Parties a good faith estimate of CPE LLC’s expected working capital balance as of the Closing Date (the “Estimated Closing Date Working Capital”).  The Estimated Closing Date Working Capital is attached as Exhibit F and includes those categories of current assets and current liabilities and line items as agreed to by the Parties.  The Cloud Peak Parties have delivered to the Rio Tinto Parties supporting documentation and data for the Estimated Closing Date Working Capital.

(ii)           Exhibit F to this Agreement sets forth a sample formula and the mechanics and methodology against which any adjustment will be made to the Initial Unrestricted Cash Position.  As promptly as possible and in any event no later than fifteen (15) Business Days following the IPO Closing Date, the Cloud Peak Parties will provide to the Rio Tinto Parties:

(A)          the closing date balance sheet which shall be prepared for purposes of showing the actual working capital (calculated in accordance with Exhibit F) as of the Closing Date (the “Closing Date Balance Sheet”); and

(B)           a written statement setting forth its detailed determination of the net working capital as of the Closing Date (the “Preliminary Closing Date Working Capital”), and of the adjustments to the Net Working Capital based on changes to the Net Working Capital between the Estimated Closing Date Working Capital and the Preliminary Closing Date Working Capital derived from the Closing Date Balance Sheet, in each case calculated based on the sample formula and general methodology set forth on Exhibit F (the “Preliminary Working Capital Adjustment”).

(iii)          From the Closing Date until the determination of the Working Capital Adjustment (as defined below), the Rio Tinto Group, including its Representatives, and the Rio Tinto Auditors, shall have reasonable access, during normal business hours and upon no less than one (1) day advance notice, to the Cloud Peak Parties and their books, records and employees who are responsible for financial matters, in order to assist in evaluating the Closing Date Balance Sheet and/or the Preliminary Working Capital Adjustment.  The Cloud Peak Parties shall provide, and shall cause the Cloud Peak Auditors to provide, any assistance reasonably requested by the Rio Tinto Group in connection with the foregoing.  Notwithstanding the above, the Cloud Peak Parties may limit access to the extent it reasonably deems necessary to avoid unreasonable disruption of the business or to comply with Law.

(iv)          If the Rio Tinto Parties disagree with the Closing Date Balance Sheet and/or the Preliminary Working Capital Adjustment, they shall, within fifteen (15) calendar days after the receipt of the Closing Date Balance Sheet and the Preliminary Working Capital Adjustment, deliver a Notice to the Cloud Peak Parties (the “Disagreement Notice”), setting forth their calculation of the Closing Date Working Capital and the Preliminary Working Capital Adjustment, and specifying, in reasonable detail, those items or amounts in the Closing

Date Balance Sheet and/or the Preliminary Working Capital Adjustment as to which the Rio Tinto Parties disagree and the reasons for such disagreement. The Rio Tinto Parties shall be deemed to have agreed with all items and amounts contained in the Closing Date Balance Sheet and the Preliminary Working Capital Adjustment other than those specified in a timely Disagreement Notice. If the Rio Tinto Parties do not deliver a Disagreement Notice to the Cloud Peak Parties within such 15-day period, the Rio Tinto Parties shall be deemed to have accepted the Closing Date Balance Sheet and the Preliminary Working Capital Adjustment, whereupon the Preliminary Closing Date Working Capital shall become the “Closing Date Working Capital”.

(v)           If the Rio Tinto Parties timely deliver a Disagreement Notice to the Cloud Peak Parties, the Parties shall use their good faith efforts to reach agreement on the disputed items or amounts in order to determine the Closing Date Working Capital, which in no event shall be more favorable to the Cloud Peak Parties than reflected in the Preliminary Working Capital Adjustment, nor more favorable to the Rio Tinto Parties than shown in the calculations delivered by the Rio Tinto Parties pursuant to the Disagreement Notice. If the Parties do not resolve all disputed items or amounts within seven (7) Business Days after delivery of the Disagreement Notice, this Agreement and the disputed items and amounts will be submitted to a nationally recognized public accounting firm in the United States mutually agreeable to the Rio Tinto Parties and the Cloud Peak Parties (the “Independent Accountants”), for determination of the appropriate Final Adjustment pursuant to this Section 3.9.  The fees and expenses of the Independent Accountants shall be borne equally by the Rio Tinto Parties and the Cloud Peak Parties. The written report of the Independent Accountants (the “Report”) shall be delivered to the Rio Tinto Parties and the Cloud Peak Parties promptly, but in no event later than fifteen (15) days after such disputed items are submitted to the Independent Accountants, and shall be final, conclusive, and binding upon the Parties.

(vi)          Notwithstanding Section 9.10 of this Agreement, in the absence of fraud, the foregoing procedures for resolution of disputes concerning calculation of the Closing Date Balance Sheet and the Preliminary Working Capital Adjustment set forth in this Section 3.9 shall be final and the exclusive means of calculating and resolving the same.  No Party shall challenge or be entitled to bring any Claim pertaining to such calculation or resolution; provided, that if a Party fails to make the payment required within the time period set forth in Section 3.9(vii), such procedures shall not preclude the Party to whom such payment is owed from bringing any necessary action to collect such amount.

(vii)         The “Working Capital Adjustment” shall equal the following: (A) if the Closing Date Working Capital exceeds the Estimated Closing Date Working Capital, the positive amount by which Closing Date Working Capital exceeds the Estimated Closing Date Working Capital; or (B) if the Estimated Closing Working Capital exceeds the Closing Date Working Capital, the positive amount by which Estimated Closing Working Capital exceeds the Closing Date Working Capital.  If the Working Capital Adjustment, as so calculated, is a positive number pursuant to clause (A), then CPE LLC shall pay to RTEA on a dollar-for-dollar basis the amount of the Working Capital Adjustment, and if the Working Capital Adjustment, as so calculated, is a positive number pursuant to clause (B), then RTEA shall pay to CPE LLC on a dollar-for-dollar basis the amount of the Working Capital Adjustment.  Notwithstanding anything contained in this Section 3.9(vii) to the contrary, no amounts shall be payable to RTEA or CPE LLC in respect of the Working Capital Adjustment pursuant to this Section 3.9(vii) unless the Working Capital Adjustment exceeds $500,000, in which case the entire amount of such Working Capital Adjustment shall be payable.  Within five (5) Business Days after the final determination of the Working Capital Adjustment, RTEA shall pay CPE LLC or CPE LLC shall pay RTEA, as the case may be, a sum of money equal to the Working Capital Adjustment. Any amount payable pursuant to this Section 3.9(vii) will be made in immediately available federal funds, by wire transfer to an account or accounts designated by the Party receiving such payment.

ARTICLE IV
DISCLOSURE OF INFORMATION

4.1.          Restrictions on Disclosure of Information.  From and after the Closing Date:

(a)   Generally.  Without limiting any rights or obligations under any other existing agreement between the Parties and/or any other members of their respective Group relating to confidentiality, for a period of three (3) years following the date of receipt of any confidential and/or proprietary Information, each Party shall, and each Party shall cause its respective Group members and its Representatives to, hold in confidence, in accordance with no less than the standards of confidentiality that it uses with respect to its own confidential Information, and in no event less than a reasonable standard of care, all confidential and proprietary Information concerning the other Group that is either in its possession as of the Closing Date or furnished by the other Group or its respective Representatives at any time pursuant to this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby.  Notwithstanding the foregoing, each Party, its respective Group members and each of their respective Representatives may disclose such Information to or by the extent that such Person can demonstrate that such Information is or was (i) generally available to the public other than by the breach of this Agreement or by breach of any other agreement between or among the Parties and/or any of their respective Group members relating to confidentiality, or (ii) lawfully acquired from a third Person on a non-confidential basis or independently developed by, or on behalf of, such Person by Persons who do not have access to, or descriptions of, any such Information.  Notwithstanding the foregoing, each Party, its respective Group members and each of their respective Representatives may disclose such Information to the extent that such Person reasonably believes it is legally compelled to disclose such Information to or by any tribunal, agency, Governmental Authority or self regulatory organization, including, but not limited to, the New York Stock Exchange, or else stand liable for contempt or suffer other censure or financial penalty or is otherwise required by Law to disclose such Information.  Each Party shall maintain, and shall cause its respective Group members and Representatives to maintain, policies and procedures, and develop such further policies and procedures as shall from time to time become necessary or appropriate, to ensure compliance with this Section 4.1.  Nothing contained in this Section 4.1 shall be deemed to limit the disclosure by a Party of its own confidential Information.

(b)   Disclosure of Third Person Information.  Each Party acknowledges that it and other members of its Group may have in its or their possession confidential or proprietary Information of third Persons that was received under a confidentiality or non-disclosure agreement between a member of the other Group and such third Person prior to the Closing Date.  Each Party shall (and shall cause its respective Group members and Representatives to) hold in strict confidence the confidential and proprietary Information of third Persons to which any member of its Group has access, in accordance with the terms of any agreements entered into prior to the Closing Date between members of the other Group and such third Persons.

(c)   Disclosure of Confidential Information within a Group. Once confidential Information has been disclosed to a Group, the members of such Group may disclose it to their individual employees subject to the obligations of confidentiality set forth in this Section 4.1.  Such Group members may also disclose such confidential Information to its Representatives. Such Group members shall advise each recipient of the confidential nature of such confidential Information, and shall instruct each such recipient to comply with the confidentiality obligations contained herein; and the Party responsible for such Group member shall be responsible for the failure of any such recipient to do so.  Upon a Party’s request, the Party receiving confidential Information shall require its recipients of such Information to sign an agreement of confidentiality and nondisclosure satisfactory to the requesting Party.  The obligations of the receiving Party with respect to such recipient apply regardless of whether such recipient is an employee of such Party.

(d)   Use of Material, Non-Public Information.  Each Party acknowledges that it is aware that the Information may constitute material, non-public information of another Party.  Each Party acknowledges and agrees to advise its Representatives, the members of its Group and their respective Representatives who are provided the Information pursuant to Section 4.1(c) to keep the Information confidential (and that the United States securities laws may prohibit any person who has material, non-public information about a company from purchasing or selling securities of such company or from communicating such Information while the Information is material to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities).

4.2.          Legally Required Disclosure of Information. If any Party or any of its respective Group members or Representatives believes it is legally required to disclose any Information (the “Disclosing Party”) that it is otherwise obligated to hold in confidence pursuant to Section 4.1 (including as reasonably determined by the Disclosing Party under applicable securities or tax laws and regulations or applicable rules and regulations of the New York Stock Exchange or any other stock exchange on which the securities of Cloud Peak are then traded), such Party shall promptly notify the Person that owns or has a duty not to disclose the Information (the “Owning Party”), provide the Owning Party with the text of the proposed disclosure as far in advance of its disclosure as is reasonably practicable and use all reasonable best efforts to cooperate with and otherwise support the Owning Party so that the Owning Party may seek a protective order or other appropriate protective remedy and/or waive compliance with this Section 4.2.  All expenses reasonably incurred by the Disclosing Party in seeking a protective order or other remedy shall be borne by the Owning Party.  If such protective order or other remedy is not obtained, or if the Owning Party waives compliance with this Section 4.2, the Disclosing Party shall (a) disclose only that portion of the Information that the Disclosing Party’s legal counsel advises it is compelled to disclose, (b) consult with the Owning Party in advance as to the proposed form, nature and purpose of the disclosure, (c) use reasonable best efforts to obtain reliable assurance requested by the Owning Party that confidential treatment shall be accorded such Information, and (d) promptly provide the Owning Party with a copy of the Information so disclosed, in the same form and format so disclosed, together with a list of all Persons to whom such Information was disclosed.  In no event will the Disclosing Party oppose action by the Owning Party to obtain a protective order or other relief to prevent the disclosure of any Information or to obtain reliable assurance that confidential treatment will be afforded the Information.

ARTICLE V
MUTUAL RELEASES

5.1.          Release of Liability.

(a)   Subject to Article VI and except as provided in this Article V, effective as of the Closing Date, CPE and CPE LLC do hereby, for themselves, and will cause each of their respective Subsidiaries to, and their respective successors and assigns to, relinquish, release and forever discharge:  (1) RTEA, KMS and the other members of the Rio Tinto Group and each of their respective Subsidiaries and successors and assigns and (2) all Persons who at any time prior to the Closing Date are or have been shareholders, directors, officers, agents, representatives, counsel or employees of any member of the Rio Tinto Group (in each case, in their respective capacities as such), and their respective heirs, executors, administrators, successors and assigns, in each such case from all Liabilities to CPE, CPE LLC and their respective Affiliates arising out of or relating to the Cloud Peak Business, whether arising prior to, on or after the Closing Date and whether arising under any contract or agreement, by operation of Law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Closing Date, including in connection with the Transactions and all other activities to implement the Structuring Transactions, the Initial Public Offering and any of the other transactions contemplated hereunder and under the Transactions Documents, except to the extent such Liabilities arise from the fraud, gross negligence or willful misconduct of any Person listed on Schedule 5.1(a) hereto; provided, however, that nothing in this Section 5.1(a) shall relieve the Persons released in this Section 5.1(a) from:  (x) any Liability expressly allocated to RTEA, KMS or any Subsidiary of RTEA or KMS under this Agreement (including any RTEA Liability and/or the indemnification obligations in Section 6.3), or any document entered into in connection with or related to the Transactions; (y) any amounts owed or other Liabilities arising under Section 2.1(c); or (z) any Liability the release of which would result in the release of any Person other than the Persons released in this Section 5.1(a);

(b)   Subject to Article VI and except as provided in Article V, effective as of the Closing Date, RTEA and KMS do hereby, for themselves, and will cause each of their respective Subsidiaries to, and their respective successors and assigns to, relinquish, release and forever discharge: (1) CPE, CPE LLC and each of their respective Subsidiaries, successors and assigns and (2) all Persons who at any time prior to the Closing Date are or have been shareholders, directors, officers, agents, representatives, counsel or employees of any member of the Cloud Peak Group or any Subsidiary of Cloud Peak (in each case, in their respective capacities as such), and their respective heirs, executors, administrators, successors and assigns, in each such case from all Liabilities to RTEA, KMS and their respective Affiliates whether arising prior to, on or after the Closing Date and whether arising under any contract or agreement, by operation of Law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Closing Date, including in connection with the Transactions and all other activities to implement the Structuring Transactions, the Initial Public Offering and any of the other transactions contemplated hereunder and under the Transaction Documents, except to the extent such Liabilities arise from the fraud, gross negligence or willful misconduct of any Person listed on Schedule 5.1(b) hereto; provided, however, that nothing in this Section 5.1(b) shall relieve the Persons released in this Section 5.1(b) from:  (x) any Liability expressly allocated to any member of the Cloud Peak Group under this Agreement (including any Cloud Peak Liability and/or the indemnification obligations in Section 6.1), or any document entered into in connection with or related to the Transactions; (y) any amounts owed or other Liabilities arising under Section 2.1(c); or (z) any Liability the release of which would result in the release of any Person other than the Persons released in this Section 5.1(b).

(c)   Nothing contained in Section 5.1(a) or Section 5.1(b) shall impair any right of any Person to enforce or release any Person from any Liability related to, this Agreement, any Transaction Document or any agreements, arrangements, commitments or understandings that are specified in Section 2.1(b) or the applicable Schedules thereto not to terminate as of the Closing Date, in each case in accordance with its terms.  Nothing contained in Section 5.1(a) or Section 5.1(b) shall release any Person from any Liability for the sale, lease, construction or receipt of goods, property or services purchased, obtained or used in the ordinary course of business by a member of one Group from a member of the other Group prior to the Closing Date.

5.2.          RTEA Obligations Not Affected.  Nothing contained in this Article V shall release RTEA or any Subsidiary of RTEA from honoring existing obligations, if any:  (i) to indemnify any director, officer or employee of RTEA or any of its Subsidiaries who was a director, officer or  employee of RTEA or any Subsidiary of RTEA prior to the Closing Date, to the extent such director, officer or employee was entitled to such indemnification pursuant to then-existing obligations or (ii) to provide any employment, post-employment or retirement benefits to any officer or employee of CPE or CPE LLC or any of their respective Subsidiaries as provided for under the Employee Matters Agreement, including for those officers or employees who had retired from RTEA or any Subsidiary of RTEA as of the Closing Date, to the extent such officer or employee was entitled to such benefits pursuant to then-existing obligations.

5.3.          No Cloud Peak Claims.  CPE and CPE LLC shall not make, and shall not permit any of their respective Subsidiaries to make, any claim or demand, or commence any Proceeding asserting any claim or demand, including any claim of contribution or indemnification, against

RTEA, KMS or any of their respective Subsidiaries or any other Person released pursuant to Section 5.1(a), with respect to any Liabilities released pursuant to Section 5.1(a).

5.4.          No RTEA Claims.  RTEA and KMS shall not make, and shall not permit any of their respective Subsidiaries to make, any claim or demand, or commence any Proceeding asserting any claim or demand, including any claim of contribution or indemnification, against CPE, CPE LLC or any of their respective Subsidiaries or any other Person released pursuant to Section 5.1(b), with respect to any Liabilities released pursuant to Section 5.1(b).

5.5.          Subsidiary Releases and Other Actions.  At any time, at the request of any Party, the other Parties shall cause its Subsidiaries to execute and deliver releases, provide indemnification, or take such other actions as necessary or appropriate to reflect the provisions hereof.

ARTICLE VI
INDEMNIFICATION

6.1.          Indemnification by Cloud Peak.  Subject to Section 6.6, CPE LLC hereby agrees to provide the indemnities set forth in clauses (a) and (b) of this Section 6.1 on behalf of CPE and CPE LLC.  CPE LLC further agrees to pay any indemnification obligations of CPE LLC pursuant to the Transaction Documents and as set forth in this Section 6.1.  To the extent that the provisions of any other Transaction Document conflict with any provisions specifically covered by this Section 6.1, the provisions of this Section 6.1 shall supersede the provisions set forth therein.

(a)   CPE LLC shall indemnify and hold harmless each RTEA Indemnified Person from and against any and all Liabilities of the RTEA Indemnified Person arising out of or relating to the following, whether such Liabilities arise or accrue prior to, on or following the Closing Date (those items set forth under clauses (i) through (vii) of this Section 6.1(a) collectively, the “Cloud Peak General Indemnities”):

(i)            all Cloud Peak Liabilities and Claims arising out of or relating to the Cloud Peak Business conducted prior to the Closing Date, including with respect to any pending or threatened litigation related to the Decker mine or as a result of the failure of CPE, CPE LLC or any other member of the Cloud Peak Group or any other Person to pay, perform or otherwise promptly discharge any such Cloud Peak Liabilities in accordance with its respective terms, whether prior to, on or after the Closing Date;

(ii)           all Liabilities and Claims of the Cloud Peak Group set forth on Exhibit A arising out of or relating to the Jacobs Ranch Membership Interest Purchase Agreement, whether such Liabilities arise before, on or after the Closing Date;

(iii)          all Liabilities of the Cloud Peak Group arising out of or relating to the Working Capital Adjustment pursuant to Section 3.9;

(iv)          all Liabilities of the Rio Tinto Group resulting from any Claims related to the Cloud Peak Business made after the Closing Date by Cloud Peak, any member of the Cloud Peak Group or any other Person under any Terminated RTEA Policy, except for any and all Liabilities arising out of a claim by any officer, director or employee of CPE or CPE LLC under the Rio Tinto D&O Policy to the extent the circumstances giving rise to such claim occur prior to the IPO Closing Date;

(v)           all Liabilities of the Rio Tinto Group resulting from any Claims related to the Cloud Peak Business made after the applicable expiration date or termination date, if earlier terminated, by Cloud Peak, any member of the Cloud Peak Group or any other Person under any Three Crowns Policy;

(vi)          except as otherwise provided in clause (b) of this Section 6.1, any breach by any member of the Cloud Peak Group of this Agreement arising under or relating to the Cloud Peak Business conducted prior to the Closing Date, the Underwriting Agreement, the Purchase Agreement or any of the Transaction Documents (other than those Transaction Documents set forth in clause (a)(iv) of this Section 6.1) or the representations and warranties contained herein (other than the representations and warranties related to any Information provided under Article VII of this Agreement) or therein; and

(vii)         any breach by any member of the Cloud Peak Group of the Agency Agreement or the RTEA Coal Supply Agreement, in each case, to the extent that such breach does not result from the gross negligence or willful misconduct of any member of the Cloud Peak Group.

(b)   CPE LLC shall indemnify and hold harmless each RTEA Indemnified Person from and against any and all Liabilities of the RTEA Indemnified Person arising out of or relating to the following, whether such Liabilities arise or accrue prior to, on or following the Closing Date (those items set forth under clauses (i) through (vii) of this Section 6.1(b) collectively, the “Cloud Peak Special Indemnities”):

(i)            all Cloud Peak Liabilities and Claims arising out of or relating to the Cloud Peak Business conducted after the Closing Date, including with respect to any litigation related to the operation of the Decker mine after the Closing Date or as a result of the failure of CPE, CPE LLC or any other member of the Cloud Peak Group or any other Person to pay, perform or otherwise promptly discharge any such Cloud Peak Liabilities in accordance with its respective terms;

(ii)           all Liabilities and Claims arising out of or relating to or resulting from the use by any member of the Rio Tinto Group of any Information provided by CPE or CPE LLC under Article VII of this Agreement or arising out of or relating to any breach of the representations and warranties related to any Information provided under Article VII of this Agreement;

(iii)          all Claims or demands of, or Liabilities with respect to, all or any of the Existing Surety Arrangements, including the costs related thereto, in the event that any or all obligations of RTEA or any member of the Rio Tinto Group with respect to such Existing Surety Arrangements have not been released and/or terminated in full or otherwise transferred to become the sole obligation of Cloud Peak prior to the Closing Date;

(iv)          any Liabilities, including Liabilities to any member of the Rio Tinto Group with respect to any indemnification obligations, of any member of the Cloud Peak Group arising under or relating to the LLC Agreement or the Registration Rights Agreement or the representations and warranties contained therein;

(v)           any breach by any member of the Cloud Peak Group of the Agency Agreement or the RTEA Coal Supply Agreement, in each case, resulting from the gross negligence or willful misconduct of any member of the Cloud Peak Group;

(vi)          any breach by any member of the Cloud Peak Group of this Agreement (arising out of or relating to the Cloud Peak Business conducted after to the Closing Date); and

(vii)         all Liabilities for which CPE LLC has agreed to provide indemnification under Section 6.4(a)(i) and Section 6.4(b)(i) of this Agreement.

CPE LLC further agrees that with respect to any of the Cloud Peak Special Indemnities pursuant to this Section 6.1(b), CPE LLC shall pay to each RTEA Indemnified Person an aggregate amount equal to the sum of (i) the total amount of the Liability payable to the RTEA Indemnified Person (or, in the case of Section 6.4(a)(i), the Registration Indemnified Parties) with respect to such Cloud Peak Special Indemnity (the “General Indemnity Amount”) plus (ii) an amount equal to (A) the General Indemnity Amount multiplied by (B) a fraction equal to (1) the aggregate number of common membership units in CPE LLC held by the Rio Tinto Group divided by (2) the total number of common membership units in CPE LLC then outstanding at the time such Cloud Peak Special Indemnity is payable to the RTEA Indemnified Person.

6.2.          Guaranty.

(a) Each of the Subsidiaries listed on Schedule A hereto (each a “Guarantor” and together, the “Guarantors”), hereby, jointly and severally, fully and unconditionally guarantees to (i) each RTEA Indemnified Person, due and punctual payment of all obligations of CPE LLC and its successors and assigns to each RTEA Indemnified Person pursuant to Section 6.1 and Section 6.4, whether arising or accruing prior to, on or following the Closing Date and (ii) each of the Rio Tinto Parties, due and punctual payment of all reimbursements owed by the Cloud Peak Parties and their successors and assigns pursuant to Section 7.6 and Section 7.7 (each such Guarantor’s obligations pursuant to subclauses (i) and (ii) above, the “Guaranty”).

(b) Each Guarantor agrees that the Guaranty is an absolute, unconditional, present and continuing guarantee of payment, not of collection, and it being agreed by each Guarantor that its obligations under the Guaranty shall not be discharged until the indefeasible payment in full of all of the obligations pursuant to Section 6.1, Section 7.6 and Section 7.7 by CPE LLC or the Cloud Peak Parties, as applicable, or one or more of the Guarantors. Each Guarantor expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel any RTEA Indemnified Person or any Rio Tinto Party to proceed in respect of the obligations of CPE LLC or the Cloud Peak Parties pursuant to Section 6.1, Section 7.6 and Section 7.7, as applicable, against CPE LLC or the Cloud Peak Parties or any other party or against any security for the payment and performance of the obligations of CPE LLC pursuant to Section 6.1 or of the Cloud Peak Parties pursuant to Section 7.6 or Section 7.7, as applicable, before proceeding against, or as a condition to proceeding against, such Guarantor. In no event shall a RTEA Indemnified Person or a Rio Tinto Party have any obligation (provided that it is entitled, at its option) to proceed against CPE LLC or the Cloud Peak Parties, as applicable, before seeking satisfaction from Guarantor. The obligations of each Guarantor under the Guaranty are independent of the obligations guaranteed by each other Guarantor hereunder, and a separate action or actions may be brought and prosecuted by an RTEA Indemnified Person or a Rio Tinto Party, as applicable, subject to the terms and conditions set forth in this Agreement, against any Guarantor to enforce the Guaranty, irrespective of whether any action is brought against CPE LLC or the Cloud Peak Parties, as applicable, or whether CPE LLC or the Cloud Peak Parties are joined in any such action or actions.

(c) Each Guarantor unconditionally waives, to the fullest extent permitted by Law, (i) notice of any matters described in Section 6.1, Section 7.6 and Section 7.7, (ii) all notices which may be required by statute, rule or Law to preserve intact any rights against such Guarantor, including, without limitation, any demand, presentment and protest, proof of notice of nonpayment and notice of default or any failure of CPE LLC and its permitted successors and assigns and the Cloud Peak Parties and their permitted successors and assigns to perform or comply with Section 6.1, Section 7.6 and Section 7.7, respectively, (iii) any requirement of diligence or to exhaust any remedies or to mitigate damages resulting from CPE LLC’s default under Section 6.1 or the Cloud Peak Parties’ default under Section 7.6 or Section 7.7, and (iv) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety or which might otherwise limit recourse against such Guarantor. The provisions of this Section 6.2 are for the benefit of each RTEA Indemnified Person and the Rio Tinto Parties, respectively, and nothing in this Section 6.2 shall impair (x) as between CPE LLC and each of RTEA Indemnified Person, the obligations of CPE LLC under Section 6.1 and (y) as between the Cloud Peak Parties and each of the Rio Tinto Parties, the obligations of the Cloud Peak Parties under Section 7.6 and Section 7.7.

(d) With respect to each Guarantor’s obligations related to Section 6.1, the Guaranty of each Guarantor shall remain in full force and effect and continue to be effective (i) in the event CPE LLC or such Guarantor becomes insolvent or makes an assignment for the benefit of creditors, (ii) in the event a receiver or trustee is appointed for all or any significant part of CPE LLC’s or such Guarantor’s assets; and shall continue to be effective or be reinstated, as the case may be, if at any time payment pursuant to Section 6.1 is rescinded or reduced in amount, or must otherwise be restored or returned by an RTEA Indemnified Person, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made.

(e) With respect to each Guarantor’s obligations related to Section 7.6 or Section 7.7, the Guaranty of each Guarantor shall remain in full force and effect and continue to be effective (i) in the event any of the Cloud Peak Parties or such Guarantor becomes insolvent or makes an assignment for the benefit of creditors, (ii) in the event a receiver or trustee is appointed for all or any significant part of any of the Cloud Peak Parties’ or such Guarantor’s assets; and shall continue to be effective or be reinstated, as the case may be, if at any time payment pursuant to Section 7.6 or Section 7.7 is rescinded or reduced in amount, or must otherwise be restored or returned by a Rio Tinto Party, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made.

(f) In the event that any payment pursuant to this Section 6.2, or any part thereof, is rescinded, reduced, restored or returned, the obligations pursuant to this Section 6.2 shall be reinstated and deemed reduced only by such amount paid or performed and not so rescinded, reduced, restored or returned.

(g) Each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against CPE LLC, the Cloud Peak Parties or any other Guarantor that arise from the existence, payment, performance or enforcement of its obligations under this Section 6.2 or Section 7.6 or Section 7.7, as applicable, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of an RTEA Indemnified Person against CPE LLC or of a Rio Tinto Party against the Cloud Peak Parties or any Guarantor or any collateral which any such RTEA Indemnified Person or Rio Tinto Party, as applicable, hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from CPE LLC, the Cloud Peak Parties or a Guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights.

6.3.          Indemnification by Rio Tinto.  Subject to Section 6.6, RTA shall indemnify and hold harmless each Cloud Peak Indemnified Person from and against any and all Liabilities of the Cloud Peak Indemnified Person arising out of or relating to the following, whether such Liabilities arise or accrue prior to, on or following the Closing Date:

(a)   all RTEA Liabilities, including the failure of RTEA, KMS or any other member of the Rio Tinto Group or any other Person to pay, perform or otherwise promptly discharge any RTEA Liabilities in accordance with its respective terms, whether prior to, on or after the Closing Date;

(b)   all Claims arising out of or relating to the Retained U.S. Coal Business, including with respect to any pending or threatened litigation related to the Colowyo mine;

(c)   any breach by any member of the Rio Tinto Group of this Agreement or any of the Transaction Documents or the representations and warranties contained herein or therein; and

(d)   all Liabilities of the Cloud Peak Group resulting from any actions taken by any member of the Rio Tinto Group after the Closing Date on behalf of any member of the Cloud Peak Group constituting gross negligence or willful misconduct.

6.4.          Registration Statement and Other Related Indemnification and/or Contribution.

(a)   IPO Registration Statement Indemnification.

(i)            CPE LLC agrees to indemnify and hold harmless the RTEA Indemnified Persons, each of their Affiliates and each of their officers, employees, agents, affiliates and each person, if any, who controls any member of the Rio Tinto Group within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Registration Indemnified Parties”), from and against any and all Liabilities, joint or several, to which such Registration Indemnified Party may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or Liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement or any material fact contained in any part of the Registration Statement, any Statutory Prospectus, any General Disclosure Package, Final Prospectus or Issuer Free Writing Prospectus, or the Final Offering Memorandum or Supplemental Marketing Material or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such Liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information set forth in the IPO Registration Statement or the Debt Offering Memorandum relating exclusively to Rio Tinto and as set forth on Schedule 6.4(a)(i).  Nothing in this Section 6.4(a)(i) shall relieve RTEA from honoring its existing obligations set forth in Section 5.2.

(ii)           RTA agrees to indemnify and hold harmless the Cloud Peak Indemnified Parties, each of their Affiliates and each of their officers who sign any Registration Statement, and any person who controls CPE within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from Cloud Peak to each Registration Indemnified Party, but only with respect to the information set forth in the IPO Registration Statement or the Debt Offering Memorandum relating exclusively to Rio Tinto and as set forth on Schedule 6.4(a)(i).  For purposes of this Section 6.4(a)(ii), the information relating to any underwriter that is contained in the Registration Statement, Statutory

Prospectus, Final Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Final Offering Memorandum or Supplemental Marketing Material as set forth on Schedule 6.4(a)(ii) shall not be deemed to be information relating to Rio Tinto.

(b)   Other Public Filings.

(i)            CPE LLC agrees to indemnify and hold harmless each RTEA Indemnified Person from and against any and all Liabilities, joint or several, to which any RTEA Indemnified Person may become subject arising out of, based upon or relating to Information included in any Rio Tinto Public Filing relating exclusively to CPE, CPE LLC or any other members of the Cloud Peak Group furnished to any of the RTEA Indemnified Persons by any member of the Cloud Peak Group pursuant to this Agreement, including such losses, claims, damages or Liabilities (or actions in respect thereof) that arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Rio Tinto Public Filing or any other document filed with the SEC or any other Governmental Authority by any member of the Rio Tinto Group pursuant to applicable Law, including the Securities Act and the Exchange Act, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, insofar as such Liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with Information relating exclusively to CPE, CPE LLC or any other member of the Cloud Peak Group furnished to any of the RTEA Indemnified Persons by any member of the Cloud Peak Group pursuant to this Agreement.

(ii)           RTA agrees to indemnify and hold harmless each Cloud Peak Indemnified Persons from and against any and all Liabilities, joint or several, to which any Cloud Peak Indemnified Person may become subject arising out of, based upon or relating to Information included in any Cloud Peak Filing relating exclusively to RTEA, KMS or any other member of the Rio Tinto Group furnished to any of the Cloud Peak Indemnified Persons by any member of the Rio Tinto Group pursuant to this Agreement, including such losses, claims, damages or Liabilities (or actions in respect thereof) that arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Cloud Peak Public Filing or any other document filed with the SEC or any other Governmental Authority by any member of the Cloud Peak Group pursuant to applicable Law, including the Securities Act and the Exchange Act, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, insofar as such Liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with Information relating exclusively to RTEA, KMS or any other member of the Rio Tinto Group furnished to any of the Cloud Peak Indemnified Persons by any member of the Rio Tinto Group pursuant to this Agreement.

(c)   Contribution.

(i)            If the indemnification provided for in this Section 6.4 is unavailable to, or insufficient to hold harmless, an Indemnified Party with respect to the enumerated Liabilities, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party in connection with the actions which resulted in Liabilities as well as any other relevant equitable considerations.  The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information concerning or related to such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  For the purposes of this Section 6.4(c), the information set forth in the Registration Statement, Statutory Prospectus, any General Disclosure Package, Final Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Final Offering Memorandum as set forth on Schedule 6.4(a)(i) shall be the only “information supplied by” such Registration Indemnified Parties.

(ii)           The Parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.4(c) were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (c)(i) above.  The amount paid or payable by an Indemnified Party as a result of the Liabilities referred to in paragraph (c)(i) above, shall be deemed to include, subject to the limitations set forth above, any legal or other fees or expenses reasonably incurred by such Indemnified Party in connection with investigating any claim or defending any Action.  Notwithstanding the provisions of this Section 6.4(c), a Registration Indemnified Party shall not be required to contribute any amount in excess of the amount by which the proceeds to such Registration Indemnified Party exceeds the amount of any damages which such Registration Indemnified Party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

6.5.          Claim Procedure.

(a)   Claim Notice. A Party that seeks indemnity under this Article VI or under Section 2.2 (an “Indemnified Party”) shall give written notice (a “Claim Notice”) to the Party from whom indemnification is sought (an “Indemnifying Party”), whether the Liabilities sought arise from matters solely between the Parties or from Third Party Claims.  The Claim Notice must contain (i) a description and, if known, the estimated amount (the “Claimed Amount”) of any Liabilities incurred or reasonably expected to be incurred by the Indemnified Party, (ii) a reasonable explanation of the facts constituting the basis for the Claim Notice to the extent of facts then known by the Indemnified Party and (iii) a demand for payment and/or assumption of responsibility, as the case may be, of those Liabilities.  No delay or deficiency on the part of the Indemnified Party in so notifying the Indemnifying Party shall relieve the Indemnifying Party of any Liability or obligation hereunder except to the extent of any Liabilities caused by or arising solely out of such delay or deficiency.

(b)   Response to Notice of Claim. (i) Except with respect to Claims arising under Section 6.1(b)(iii), within thirty (30) days after delivery of a Claim Notice, the Indemnifying Party shall deliver to the Indemnified Party a written response in which the Indemnifying Party shall either: (i) agree that the Indemnified Party is entitled to receive all of the Claimed Amount and, in which case, the Indemnifying Party shall pay the Claimed Amount (or agree to pay the Claimed Amount if, as and when incurred) using a payment method reasonably acceptable to the Indemnified Party; or (ii) dispute that the Indemnified Party is entitled to receive all or any portion of the Claimed Amount, in which case, the Parties shall resort to the dispute resolution procedures set forth in Section 9.10.

(ii)  For all Claims arising under Section 6.1(b)(iii), and notwithstanding the provisions of Section 6.5(b)(i), Cloud Peak shall, within ten (10) Business Days after receipt by Cloud Peak of a Claim Notice from RTEA or any other member of the Rio Tinto Group of a Claim for indemnification hereunder fully indemnify the RTEA Indemnified Person with respect to all Liabilities arising out of or relating to such Claim.

(c)   Third Party Claims.

(i)            Without limiting the provisions of Section 6.5(a), if the Indemnified Party receives notice or otherwise learns of the assertion by a Person who is not a member of either Group of any claim or the commencement of any Action (in each case, a “Third Party Claim”) with respect to which the Indemnifying Party may be obligated to provide indemnification under this Article VI, the Indemnified Party shall give a Claim Notice as provided in Section 6.5 to the Indemnifying Party of the Third Party Claim.  Such Claim Notice shall be given within fifteen (15) Business Days after receipt by the Indemnified Party of notice of such Third Party Claim and shall be accompanied by reasonable supporting documentation submitted by such third party (to the extent then in the possession of the Indemnified Party).  Within thirty (30) days after delivery of such Claim Notice, the Indemnifying Party (if it agrees that the Third Party Claim is subject to indemnification under this Agreement) may, upon written notice thereof to the Indemnified Party, assume control of the defense of such Third Party Claim with counsel reasonably satisfactory to the Indemnified Party.  During any period in which the Indemnifying Party has not so assumed control of such defense, the Indemnified Party shall control such defense.  Notwithstanding the foregoing, no Claim Notice need be given with respect to Third Party Claims existing as of the date of this Agreement.  Except for those Third Party Claims set forth on Schedule 6.5(c)(i), all Third Party Claims existing as of the date of this Agreement shall be a Cloud Peak Liability and Cloud Peak shall assume control of the defense related to all such claims.

(ii)           The Party not controlling such defense (the “Non-Controlling Party”) may participate therein at its own expense; provided, however, that if the Indemnifying Party assumes control of such defense and the Indemnified Party reasonably concludes that the Indemnifying Party and the Indemnified Party have materially conflicting interests or materially different defenses available with respect to such Third Party Claim, the reasonable fees and expenses of separate counsel to the Indemnified Party shall be considered “Liabilities” for purposes of this Agreement; provided, further, that the Indemnifying Party shall only be responsible for the fees or expenses of not more than one separate legal firm (in addition to any fees or expenses for any local counsel), unless otherwise agreed to, for all of the Indemnified Parties; provided, however, that in the event that such legal firm is conflicted amongst the Indemnified Parties, then the Indemnifying Party shall be responsible for the fees or expenses of up to two legal firms in any single jurisdiction for all of the Indemnified Parties. The Party controlling such defense (the “Controlling Party”) shall keep the Non-Controlling Party reasonably advised of the status of such Third Party Claim and the defense thereof and shall consider in good faith recommendations made by the Non-Controlling Party with respect thereto. The Non-Controlling Party shall furnish the Controlling Party with such Information as it may have with respect to such Third Party Claim (including copies of any summons, complaint or other pleading that may have been served on such Party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and shall otherwise cooperate with and assist the Controlling Party in the defense of such Third Party Claim.  If the Indemnifying Party has elected to assume the defense of the Third Party Claim but has specified, and continues to assert, any reservations or exceptions in such notice to the Indemnified Party, then, in any such case, the reasonable fees and expenses of one separate counsel for all Indemnified Parties shall be borne by the Indemnifying Party, but the Indemnifying Party shall be entitled to reimbursement by the Indemnified Party for payment of any such fees and expenses to the extent that it establishes that such reservations and exceptions were proper.

(iii)          If an Indemnifying Party elects not to assume responsibility for defending a Third Party Claim, or fails to notify an Indemnified Party of its election as provided in Section 6.5(c)(i), the cost and expense of the Indemnified Party incurred in defending such Third Party Claim shall be additional indemnified Liabilities.

(iv)          The Indemnifying Party shall not agree to any settlement of, or the entry of any judgment arising from, any such Third Party Claim without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed; provided, however, that the consent of the Indemnified Party shall not be required if (A) the Indemnifying Party agrees in writing to pay any amounts payable pursuant to such settlement or judgment, (B) such settlement or judgment includes a full, complete and unconditional release of the Indemnified Party from further Liability, (C) such settlement does not create any financial or other obligation on the part of the Indemnified Party and (D) such settlement does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an Indemnified Party.  Unless the Indemnifying Party has failed to assume the defense of the Third Party Claim in accordance with the terms of this Agreement the Indemnified Party shall not agree to any settlement of, or the entry of any judgment arising from, any such Third Party Claim without the prior written consent of the Indemnifying Party.

6.6.          Survival; Limitations; Insurance.

(a)   Except to the extent expressly set forth in this Agreement or any other Transaction Document, all covenants and agreements of the Parties contained in this Agreement and in the Transaction Documents shall survive the Closing until, with respect to any particular claim to which a statute of limitations is applicable, the expiration of such applicable statute of limitations, unless a Claim Notice was given under Section 6.5 (or a Claim Notice is not otherwise required to be given pursuant to this Agreement) prior to the expiration of the statute of limitations applicable to such Claim. The rights and obligations of the Parties and each of their respective Indemnified Persons under this Agreement shall survive the direct or indirect sale, assignment or other transfer by any Party of any of their respective Assets or Liabilities.

(b)   The amount of any Liabilities for which indemnification is provided under this Agreement shall be net of any amounts actually recovered by the Indemnified Party from any third Person (including amounts actually recovered under insurance policies) with respect to such Liabilities.  Any Indemnifying Party hereunder shall be subrogated to the rights of the Indemnified Party upon payment in full of the amount of the relevant indemnifiable Liabilities.  A Third Party Insurance Carrier who would otherwise be obligated to pay any Claim shall not be relieved of the responsibility with respect thereto or, solely by virtue of the indemnification provision hereof, have any subrogation rights with respect thereto.  No Indemnifying Party shall be entitled to withhold or delay making any indemnification payment merely because of the existence of any actual or potential insurance from a Third Party Insurance Carrier or other third Person recovery.  If any Indemnified Party recovers an amount from a third Person, including Insurance Proceeds, in respect of Liabilities for which indemnification is provided in this Agreement after the full amount of such indemnifiable Liabilities has been paid by an Indemnifying Party or after an Indemnifying Party has made a partial payment of such indemnifiable Liabilities and the amount received from the third Person, including Insurance Proceeds, exceeds the remaining unpaid balance of such indemnifiable Liabilities, then the Indemnified Party shall promptly remit to the Indemnifying Party the excess (if any) of (X) the sum of the amount theretofore paid by such Indemnifying Party in respect of such indemnifiable Liabilities plus the amount received from the third Person in respect thereof, less (Y) the full amount of such indemnifiable Liabilities.

(c)   If insurance for any indemnified Liabilities is or may be available from a Third Party Insurance Carrier, the Indemnified Party shall take reasonable steps to provide appropriate and timely notice to the Third Party Insurance Carrier and to pursue such insurance recovery including, if reasonably requested by the Indemnifying Party and at the Indemnifying Party’s expense, the commencement of coverage litigation.  Notwithstanding the foregoing, nothing in this subsection (c) shall be deemed to affect the termination of the Terminated RTEA Policies or the Three Crowns Policies (upon expiration or earlier termination), and the waiver by Cloud Peak under Section 2.1(a) or Section 2.3, as applicable, of the right to assert any claims after the Closing Date under any Terminated RTEA Policy or after the expiration date (or earlier termination date) under any Three Crowns Policy.

(d)   Notwithstanding the foregoing, any indemnification obligations of Cloud Peak pursuant to Section 6.1(b)(iii) shall not be subject to any limitations on liability set forth in this Article VI.

ARTICLE VII
FINANCIAL AND OTHER INFORMATION

7.1.          Financial Information.

(a)   CPE and CPE LLC agree that, unless otherwise agreed in writing by the Parties, if members of the Rio Tinto Group own (beneficially or otherwise), in the aggregate, on any date during a fiscal year more than twenty percent (20%) of the then outstanding common membership units in CPE LLC or, notwithstanding such percentage, if any member of the Rio Tinto Group is required, in the Rio Tinto Parties’ sole judgment, during any fiscal year, in accordance with IFRS and/or GAAP, to account for its investment in CPE or CPE LLC on a consolidated basis or under the equity method of accounting, then CPE and CPE LLC shall deliver to the applicable member(s) of the Rio Tinto Group the Corporate Reporting Data set forth on Schedule 7.1(a) within the time periods specified for delivery of such Corporate Reporting Data set forth therein, as amended from time to time.  The Corporate Reporting Data set forth on Schedule 7.1(a) may be amended or modified by the applicable member(s) of the Rio Tinto Group as necessary or advisable from time to time as set forth in Section 7.1(b) below, including as may be necessary or appropriate for any member of the Rio Tinto Group to account for its investment in CPE and CPE LLC on a consolidated basis.

(b)   All information provided by CPE, CPE LLC or any of their respective Subsidiaries to the applicable member(s) of the Rio Tinto Group pursuant to this Article VII, including the Corporate Reporting Data set forth on Schedule 7.1(a), shall, unless otherwise provided on Schedule 7.1(a) or as otherwise agreed in writing by the Parties, be prepared consistent in terms of format and detail and otherwise with the procedures and practices in effect prior to the Closing Date with respect to the provision of such financial and other information by RTEA to RTA or its Affiliates (and where appropriate, as presently presented in financial and other reports delivered to the board of directors of RTEA or its Affiliates), with such changes therein as may be necessary to report such information in accordance with IFRS and/or GAAP or as may be reasonably requested by RTEA or its Affiliates from time to time, and any changes in such procedures or practices that are required in order to comply with the rules and regulations of any applicable Governmental Authority, including the SEC and any other Governmental Authorities located in Australia, the United Kingdom or the United States of America, as applicable.  CPE, CPE LLC and their respective Affiliates hereby agree to cooperate with the applicable members of the Rio Tinto Group in identifying and assessing any differences between IFRS and GAAP that will impact the Corporate Reporting Data.  In the event that any member of the Rio Tinto Group requests any such amendment or modification, such member of the Rio Tinto Group shall deliver in writing no later than forty-five (45) days prior to the time any such amendment or modification is to be in effect an updated version of Schedule 7.1(a), which updated version shall replace in its entirety any previously delivered versions of such schedule.

(c)   For purposes of determining the ownership percentage of the Rio Tinto Group pursuant to this Article VII, the Rio Tinto Group’s ownership of common membership units shall be calculated to include (i) all shares of CPE Common Stock owned by the Rio Tinto Group as a result of (x) the exercise by any member of the Rio Tinto Group of the Redemption Right (as such term is defined in the LLC Agreement) and (y) the exercise by CPE LLC of the CPE Redemption Right (as such term is defined in the LLC Agreement) and (ii) any shares of CPE Common Stock acquired from another member of the Rio Tinto Group provided that such other member of the Rio Tinto Group acquired such shares of CPE Common Stock in a transaction described in clause (i) above, but excluding (x) any shares of CPE Common Stock otherwise acquired by the Rio Tinto Group and (y) any common membership units issued to CPE by CPE LLC pursuant to Section 8.3 or Section 9.1 of the LLC Agreement in connection with the exercise of the Redemption Right or the CPE Redemption Right (unless the Rio Tinto Group has disposed of any of the shares of CPE Common Stock received in connection with the exercise of the Redemption Right or the CPE Redemption Right (other than to another member of the Rio Tinto Group in a transaction described in clause (ii) above), in which case a number of common membership units issued to CPE by CPE LLC pursuant to Section 8.3 or Section 9.1 of the LLC Agreement in connection with such exercise of the Redemption Right or the CPE Redemption Right equal to the number of shares of CPE Common Stock disposed of by the Rio Tinto Group shall be included in determining the Rio Tinto Group’s ownership interest in CPE LLC).

7.2.          Corporate Reserves Data.

(a)   CPE and CPE LLC agree that, unless otherwise agreed in writing by the Parties, if members of the Rio Tinto Group own (beneficially or otherwise), in the aggregate, on any date during a fiscal year more than twenty percent (20)% of the then outstanding common membership units in CPE LLC (calculated in accordance with Section 7.1(c) or, notwithstanding such percentage, if any member of the Rio Tinto Group is required, in the Rio Tinto Parties’ sole judgment, during any fiscal year, in accordance with IFRS and/or GAAP to account for its investment in CPE or CPE LLC on a consolidated basis or under the equity method of accounting, then CPE and CPE LLC shall deliver to the applicable member(s) of the Rio Tinto Group the Corporate Reserves Data with respect to the Cloud Peak Business as set forth on Schedule 7.2(a), including for purposes of this Section 7.2 reserve information related to the Decker mine.  CPE and CPE LLC shall deliver the reserves data and related schedules, reports, or internal memoranda comprising such Corporate Reserve Data within the time periods specified on Schedule 7.2(a).  The Corporate Reserves Data shall include all statistical, geological or other information necessary for inclusion in any Rio Tinto Group member’s filings or other reports with any Governmental Authority.  The Corporate Reserves Data set forth on Schedule 7.2(a) may be amended or modified by the applicable member(s) of the Rio Tinto Group as necessary or advisable from time to time as set forth in Section 7.2(c) below.

(b)   The Corporate Reserves Data provided under Section 7.2(a) shall be reported using such pricing and other information as determined by CPE LLC in its reasonable best judgment under JORC or SEC Industry Guide 7 standards as set forth on Schedule 7.2(a), unless otherwise indicated on Schedule 7.2(a).  The appropriate competent person at CPE LLC shall certify the Corporate Reserves Data provided as of December 31 of each fiscal year to the applicable member of the Rio Tinto Group under this Section 7.2 consistent with the nature, type and detail of certification provided to the applicable members of the Rio Tinto Group prior to the Closing.

(c)   All information provided by CPE and CPE LLC or any of their respective Subsidiaries to the applicable member(s) of the Rio Tinto Group pursuant to this Article VII, including the Corporate Reserves Data set forth on Schedule 7.2(a), shall, unless otherwise provided on Schedule 7.1(a) or as otherwise agreed in writing by the Parties, be prepared consistent in terms of format and detail and otherwise with the procedures and practices in effect prior to the Closing Date with respect to the provision of such information by RTEA to RTEA or its Affiliates (and where appropriate, as presently presented in financial and other reports delivered to the board of directors of RTEA or its Affiliates), with such changes therein as may be necessary to report such information in accordance with JORC and/or SEC Industry Guide 7 or as may be reasonably requested by RTEA or its Affiliates from time to time, and any changes in such procedures or practices that are required in order to comply with the rules and regulations of any applicable Governmental Authority, including the SEC and any other Governmental Authorities located in Australia, the United Kingdom or the United States of America, as applicable.  In the event that any member of the Rio Tinto Group requests any such amendment or modification, such member of the Rio Tinto Group shall deliver in writing no later than forty-five (45) days prior to the time any such amendment or modification is to be in effect an updated version of Schedule 7.2(a), which updated version shall replace in its entirety any previously delivered versions of such schedule.

(d)   The Rio Tinto Parties shall have the right to review and audit the Corporate Reserves Data provided pursuant to this Section 7.2.  The Cloud Peak Parties hereby agree to provide to the Rio Tinto Parties or any Representative of the Rio Tinto Parties such records and other Information and access to Cloud Peak personnel as may be required in connection with any such review or audit pursuant to this Section 7.2(d).  The Rio Tinto Parties hereby agree to reimburse the Cloud Peak Parties for the reasonable out-of-pocket costs, if any, for the provision of such Information or access.

7.3.          Other Financial Information.  For so long as CPE and CPE LLC are required to provide Information to any member of the Rio Tinto Group pursuant to Section 7.1 or Section 7.2:

(a)   CPE and CPE LLC shall provide to the applicable member(s) of the Rio Tinto Group upon request such other financial information and analyses of CPE, CPE LLC and their respective Subsidiaries that may be necessary for any member of the Rio Tinto Group or as is reasonably requested by any member of the Rio Tinto Group to (1) comply with applicable financial reporting requirements or its customary financial reporting practices or (2) respond in a timely manner to any reasonable requests for information regarding CPE, CPE LLC and their respective Subsidiaries received by any member of the Rio Tinto Group from investors, financial analysts or any Governmental Authority; provided, however, that neither RTEA nor any member of the Rio Tinto Group shall disclose any material, non-public information of CPE or CPE LLC except (i) pursuant to policies and procedures mutually agreed upon by the applicable member(s)

of the Rio Tinto Group and the Cloud Peak Group for the disclosure of such information or (ii) as otherwise required by applicable Law.  In connection therewith, CPE and CPE LLC shall also permit any member of the Rio Tinto Group, the independent registered public accountants of the applicable member(s) of the Rio Tinto Group (the “Rio Tinto Auditors”) and other Representatives or advisors of the Rio Tinto Group (including legal counsel) to discuss the affairs, finances and accounts of any member of the Cloud Peak Group with the officers of CPE and CPE LLC and the independent registered public accountants of CPE (the “Cloud Peak Auditors”), all at such times and as often as the applicable member(s) of the Rio Tinto Group may reasonably request upon reasonable notice during normal business hours.

(b)   CPE, CPE LLC and their respective Representatives shall undertake to answer any questions related to the Information provided to the applicable member(s) of the Rio Tinto Group pursuant to this Article VII and to provide, on a timely basis, any additional information reasonably requested by the applicable member(s) of the Rio Tinto Group.

7.4.          Other Agreements.  CPE and CPE LLC agree that, for so long as CPE and CPE LLC are required to provide Information to any member of the Rio Tinto Group pursuant to Section 7.1 or Section 7.2:

(a)   Maintenance of Books and Records.  CPE and CPE LLC shall, and shall cause each of their respective consolidated Subsidiaries to, (i) make and keep books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of CPE and CPE LLC and such Subsidiaries and (ii) devise and maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (x) transactions are executed in accordance with management’s general or specific authorization, (y) transactions are recorded as necessary (1) to permit preparation of financial statements in conformity with GAAP or any other criteria applicable to such statements and (2) to maintain accountability for assets and (z) access to assets is permitted only in accordance with management’s general or specific authorization.

(b)   Fiscal Year.  CPE and CPE LLC shall, and shall cause each of their respective consolidated Subsidiaries to, maintain a fiscal year which commences on January 1 and ends on December 31 of each calendar year; provided that, if on the Closing Date any consolidated Subsidiary of CPE or CPE LLC has a fiscal year which ends on a date other than December 31, CPE and CPE LLC shall use their reasonable best efforts to cause such Subsidiary to change its fiscal year to one which ends on December 31 if such change is reasonably practicable.

(c)   Public Information and SEC Reports.  CPE shall, and shall cause each of its Subsidiaries that files information with the SEC to, cooperate with the applicable member(s) of the Rio Tinto Group in preparing reports, notices and proxy and information statements to be sent or made available by CPE or such Subsidiaries to their security holders, all regular, periodic and other reports filed under Sections 13, 14 and 15 of the Exchange Act by CPE or such Subsidiaries and all registration statements and prospectuses to be filed by CPE or such Subsidiaries with the SEC or any national securities exchange pursuant to the listed company manual (or similar requirements) of such exchange (collectively, “Cloud Peak Public Filings”)

and deliver to RTEA, no later than the date the same are printed for distribution to its shareholders, sent to its shareholders or filed with the SEC, whichever is earliest, final copies of all Cloud Peak Public Filings, provided, however, that CPE shall use commercially reasonable efforts to deliver to RTEA the final form of its Annual Report on Form 10-K, together with all certifications required by applicable Law by each of the chief executive officer and chief financial officer of CPE and an opinion thereon by CPE’s independent registered public accountants, no later than 9:00 a.m., New York city time, on the second day prior to the day CPE is required to file its Annual Report on Form 10-K with the SEC.  CPE and CPE LLC shall cooperate with the applicable member(s) of the Rio Tinto Group in preparing all press releases and other statements to be made available by CPE and CPE LLC or any of their respective Subsidiaries to the public, including, without limitation, information concerning material developments in the business, properties, results of operations, financial condition or prospects of CPE and CPE LLC or any of their respective Subsidiaries.  The Rio Tinto Group shall have the right to review, if practicable, reasonably in advance of the public release or release to financial analysts or investors (1) all press releases and other written statements to be made available by CPE and CPE LLC or any of their respective Subsidiaries to the public (excluding press releases or written statements that relate primarily to trade matters), (2) all reports and other information prepared by CPE and CPE LLC or any of their respective Subsidiaries for release to financial analysts or investors and (3) all Cloud Peak Public Filings; provided, however, that the applicable member(s) of the Cloud Peak Group shall have the sole right to determine the timing of all such releases, and provided, further, that neither RTEA nor any member of the Rio Tinto Group shall disclose any material, non-public information of CPE or CPE LLC except (i) pursuant to policies and procedures mutually agreed upon by RTEA and CPE and CPE LLC for the disclosure of such information and (ii) as required by applicable Law.  No press release, report, registration, information or proxy statement, prospectus or other document which refers, or contains information with respect, to any member of the Rio Tinto Group shall be filed with the SEC or otherwise made public or released to any financial analyst or investor by CPE or CPE LLC, and CPE and CPE LLC shall not permit any of their respective Subsidiaries to file or otherwise make public or release such information, without the prior written consent of the applicable member(s) of the Rio Tinto Group with respect to those portions of such document that contain information with respect to any member of the Rio Tinto Group except as may be required by applicable Law (in such cases CPE and CPE LLC shall use their reasonable best efforts to notify the relevant member of the Rio Tinto Group and to obtain such member’s consent before making such a filing with the SEC or otherwise making any such information public).

(d)   Earnings Releases.  Except with respect to the public release of financial information set forth on Schedule 7.4(d), the Rio Tinto Group agrees that, unless required by Law or unless CPE and CPE LLC shall have consented thereto, no member of the Rio Tinto Group will publicly release any financial information of CPE, CPE LLC or any of their respective Subsidiaries (“Cloud Peak Information”) delivered to the applicable member(s) of the Rio Tinto Group pursuant to this Article VII prior to the time that the applicable member(s) of the Cloud Peak Group publicly releases financial information for the relevant period.  The applicable member(s) of the Rio Tinto Group will consult with CPE and CPE LLC, and CPE and

CPE LLC will cooperate with the applicable member(s) of the Rio Tinto Group in coordinating the timing of any public release of any Cloud Peak Information.

(e)   Suspension of Information Requirements.  CPE and CPE LLC agree that the Rio Tinto Parties or any other member(s) of the Rio Tinto Group may temporarily or permanently suspend any of the requirements of CPE and CPE LLC to deliver Information to the applicable member(s) of the Rio Tinto Group pursuant to this Article VII upon three (3) days prior notice to CPE and CPE LLC.

(f)    Cooperation.  In addition to CPE and CPE LLC’s obligations pursuant to Section 7.1 or Section 7.2, CPE and CPE LLC will use their commercially reasonable efforts to provide to the applicable member(s) of the Rio Tinto Group on a timely basis all Information that the applicable member(s) of the Rio Tinto Group reasonably require for any Rio Tinto Public Filings, including, as available, preliminary financial information and Information that, in the judgment of the applicable member(s) of the Rio Tinto Group’s legal department, is required to be disclosed therein under any Law.  CPE and CPE LLC further agree to provide to the applicable member(s) of the Rio Tinto Group such information, including any required IFRS and/or GAAP financial information with respect to CPE and CPE LLC and their consolidated Subsidiaries, with sufficient and reasonable time in advance and in sufficient detail to permit the Rio Tinto Auditors to take all steps and perform all review necessary to provide sufficient assistance to the Rio Tinto Auditors with respect to information to be included or contained in the Rio Tinto Public Filings.  CPE and CPE LLC agree to use their respective commercially reasonable efforts to provide such Information in a timely manner to enable the applicable member(s) of the Rio Tinto Group to prepare, print and release such Rio Tinto Public Filings on such date as the applicable member(s) of the Rio Tinto Group shall determine.  CPE and CPE LLC further agree to use their respective commercially reasonable efforts to provide any other Information in a timely manner that is reasonably requested by any member of the Rio Tinto Group in connection with any acquisition, divestiture, public or private offering or other similar transaction by such member of the Rio Tinto Group.

7.5.          Rio Tinto Public Filings.  For so long as CPE and CPE LLC are required to provide Information to any member of the Rio Tinto Group pursuant to Section 7.1 or Section 7.2, CPE and CPE LLC shall cooperate, and cause its accountants to cooperate, with the applicable member(s) of Rio Tinto Group to the extent reasonably requested by the applicable member(s) of the Rio Tinto Group in the preparation of Rio Tinto’s, Rio Tinto Limited’s or their respective Affiliates’ press releases, public earnings releases and any other filings or other reports (including reports containing historical financial information of RTEA) made by any member of the Rio Tinto Group or any of its Affiliates with any Governmental Authority, any national securities exchange or otherwise made publicly available (collectively, “Rio Tinto Public Filings”).  If and to the extent reasonably requested by the applicable member(s) of the Rio Tinto Group, CPE and CPE LLC shall diligently and promptly review all drafts of such Rio Tinto Public Filings and prepare in a diligent and timely fashion any portion of such Rio Tinto Public Filing pertaining to CPE, CPE LLC or their respective Subsidiaries.  Prior to any printing or public release of any Rio Tinto Public Filing, an appropriate executive officer of CPE or CPE LLC, shall, if requested by the applicable member(s) of the Rio Tinto Group, certify and represent to any such member(s) of the Rio Tinto Group that the information provided by CPE and CPE LLC relating to CPE and CPE LLC, in such Rio Tinto Public Filing does not contain any untrue statement of material fact or omit to state a material fact, in each case as determined based on a level of materiality applicable to a company with annual revenues equal to two times the annual revenues of CPE LLC (the “Applicable Materiality Threshold”), required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  CPE and CPE LLC may publicly release financial or other information which conflicts with the information with respect to CPE and CPE LLC, any Affiliate of CPE or CPE LLC, or the Cloud Peak Group that is provided by CPE or CPE LLC for any Rio Tinto Public Filing only to the extent that such conflicting information (a) relates to Corporate Reserves Data which is calculated on a different basis than that contained in the Rio Tinto Public Filing, (b) is required by Law or (c) is otherwise consented to by RTEA.

7.6.          Accounting Matters.  For so long as the Cloud Peak Parties are required to provide Information to any member of the Rio Tinto Group pursuant to Section 7.1 or Section 7.2:

(a)   Provision of Information.  The Rio Tinto Parties and the Cloud Peak Parties hereby agree to provide such records and other Information to the other Parties to enable (i) the other Party’ Auditor to conduct reasonable audits relating to the financial statements of such Parties and (ii) the other Parties’ management and Auditor to conduct an assessment of such Parties’ internal control over financial reporting as required by applicable Law.

(b)   Access to Personnel and Working Papers.  The Rio Tinto Parties and the Cloud Peak Parties will request that the Rio Tinto Auditors and the Cloud Peak Auditors, respectively, (i) make available to the other Parties’ Auditors both the personnel who performed or are performing the annual audits of any member of the Cloud Peak Group or Rio Tinto Group, respectively, and (ii) consistent with customary professional practice and courtesy of the Rio Tinto Auditors and the Cloud Peak Auditors, respectively, with respect to the furnishing of work papers, work papers related to the annual audits of any member of the Cloud Peak Group or Rio Tinto Group, respectively, in all cases within a reasonable time prior to the opinion date for the other Parties’ Auditors, so that such Auditors are able to perform the procedures they consider necessary to take responsibility for the work of the other Parties’ Auditors, all within sufficient time to enable the applicable member(s) of the respective Groups to meet its timetable for the printing, filing and public dissemination of any public filing required by applicable Law (including the Rio Tinto Annual Report).

(c)   Accountants’ Report.  Promptly, but in no event later than five (5) Business Days following the receipt thereof, the Cloud Peak Parties shall deliver to the applicable member(s) of the Rio Tinto Group copies of all reports submitted to CPE and CPE LLC or any of their respective Subsidiaries by their independent registered public accountants, including, without limitation, each report submitted to CPE and CPE LLC or any of their respective Subsidiaries concerning its accounting practices and systems and any comment letter submitted to management in connection with their annual audit and all responses by management to such reports and letters.

(d)         Compensation.  The Party requesting Information or access to personnel and work papers pursuant to this Section 7.6 agrees to reimburse the other Party for the reasonable out-of-pocket costs, if any, of providing such Information or access.

7.7.                              Agreement for Exchange of Information; Archives.

(a)          Each of the Rio Tinto Parties, on the one hand, and the Cloud Peak Parties, on the other hand, agrees to provide, or cause to be provided, to the other Group, at any time before or after the Closing Date, as soon as reasonably practicable after written request therefor, any Information in the possession or under the control of such respective Group which the requesting party reasonably needs (i) to comply with reporting, disclosure, filing or other requirements imposed on the requesting party (including under applicable securities or Tax Laws) by a Governmental Authority having jurisdiction over the requesting party, (ii) for use in any other judicial, regulatory, administrative, tax or other proceeding or in order to satisfy audit, accounting, claims, regulatory, litigation, tax or other similar requirements, in each case other than claims or allegations that one Party to this Agreement has against the other, or (iii) subject to the foregoing clause (ii), to comply with its obligations under this Agreement or any Transaction Document; provided, however, that in the event that any Party determines that any such provision of Information could be commercially detrimental, violate any Law or agreement, or waive any attorney-client privilege, the Parties shall take all reasonable measures to permit the compliance with such obligations in a manner that avoids any such harm or consequence.  Each of RTEA and KMS, on the one hand, and CPE and CPE LLC, on the other hand, agrees to cause the respective members of their respective Groups to comply with this Section 7.7(a).

(b)         After the Closing Date, CPE and CPE LLC shall have access during regular business hours (as in effect from time to time) to the documents and objects of historic significance that relate to the Cloud Peak Business that are located in archives retained or maintained by any member of the Rio Tinto Group.  CPE and CPE LLC may obtain copies (but not originals unless it is a Cloud Peak Asset) of documents for bona fide business purposes and may obtain objects for exhibition purposes for commercially reasonable periods of time if required for bona fide business purposes, provided that CPE and CPE LLC shall cause any such objects to be returned promptly in the same condition in which they were delivered to CPE and CPE LLC and CPE and CPE LLC shall comply with any rules, procedures or other requirements, and shall be subject to any restrictions (including prohibitions on removal of specified objects), that are then applicable to RTEA.  CPE and CPE LLC shall pay the applicable fee or rate per hour for archives research services (subject to increase from time to time to reflect rates then in effect for RTEA generally).  Nothing herein shall be deemed to restrict the access of any member of the Rio Tinto Group to any such documents or objects or to impose any liability on any member of the Rio Tinto Group if any such documents or objects are not maintained or preserved by RTEA.

(c)          After the Closing Date, the Rio Tinto Parties shall have access during regular business hours (as in effect from time to time) to the documents and objects of historic significance that relate to the businesses of any member of the Rio Tinto Group that are located in archives retained or maintained by any member of the Cloud Peak Group.  The Rio Tinto

Parties may obtain copies (but not originals unless it is not a Cloud Peak Asset) of documents for bona fide business purposes and may obtain objects for exhibition purposes for commercially reasonable periods of time if required for bona fide business purposes, provided that the Rio Tinto Parties shall cause any such objects to be returned promptly in the same condition in which they were delivered to the Rio Tinto Parties and the Rio Tinto Parties shall comply with any rules, procedures or other requirements, and shall be subject to any restrictions (including prohibitions on removal of specified objects), that are then applicable to CPE or CPE LLC.  The Rio Tinto Parties shall pay the applicable fee or rate per hour for archives research services (subject to increase from time to time to reflect rates then in effect for CPE or CPE LLC generally).  Nothing herein shall be deemed to restrict the access of any member of the Cloud Peak Group to any such documents or objects or to impose any liability on any member of the Cloud Peak Group if any such documents or objects are not maintained or preserved by CPE or CPE LLC.

(d)         The Party requesting Information pursuant to this Section 7.7 agrees to reimburse the other Party for the reasonable out-of-pocket costs, if any, of providing such Information.

7.8.                              Ownership of Information.  Any Information owned by one Group that is provided to a requesting party pursuant to Section 7.7 shall be deemed to remain the property of the providing party.  Unless specifically set forth herein, nothing contained in this Agreement shall be construed as granting or conferring rights of license or otherwise in any such Information.

7.9.                              Compensation for Providing Information.  As compensation for CPE or CPE LLC providing Information pursuant to this Article VII, RTEA agrees to promptly reimburse CPE and CPE LLC for the reasonable out-of-pocket costs, if any, reasonably incurred in providing such Information.  RTEA also agrees to pay to CPE LLC on a quarterly basis $ 14,025 as compensation for the reasonable internal costs incurred by CPE or CPE LLC in providing information pursuant to this Article VII.  On a quarterly basis, the Parties shall review the amount of the quarterly fee and make such changes as may reasonably be necessary to ensure neither party is unduly burdened or unduly benefited by such fee.

7.10.                        Record Retention.  To facilitate the possible exchange of Information pursuant to this Article VII and other provisions of this Agreement after the Closing Date, the Parties agree to use their reasonable best efforts to, and to cause their Subsidiaries to, retain all Information in their respective possession or control in accordance with the policies of Rio Tinto as in effect on the Closing Date or such other policies as may be reasonably adopted by the appropriate Party after the Closing Date.  No Party will destroy, or permit any of its Subsidiaries to destroy, any Information which the other Party may have the right to obtain pursuant to this Agreement prior to the third anniversary of the date hereof without first using its reasonable best efforts to notify the other Party of the proposed destruction and giving the other Party the opportunity to take possession of such Information prior to such destruction; provided, however, that in the case of any Information relating to Taxes or employee benefits, such period shall be extended to the expiration of the applicable statute of limitations (giving effect to any extensions thereof);

provided further, however, no Party will destroy, or permit any of its Subsidiaries to destroy, any Information required to be retained by applicable Law.

7.11.                        Accuracy of Information.

(a)          CPE and CPE LLC, jointly and severally, represent and warrant that any Information provided to any member of the Rio Tinto Group under this Article VII will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and, with respect to any financial Information, will fairly present in all material respects the Information contained therein, in each case as determined based on the Applicable Materiality Threshold.

(b)         Notwithstanding Section 7.11(a), no Party shall have any liability to any other Party in the event that any Information exchanged or provided pursuant to this Agreement which is delineated as an estimate or forecast, or which is based on an estimate or forecast, is found to be inaccurate in the absence of willful misconduct by the Party providing such Information. No Party shall have any liability to any other Party if any Information is destroyed after reasonable best efforts by such Party to comply with the provisions of Section 7.10.

(c)          Notwithstanding any other provision of this Agreement, and with respect to any and all Claims (whether for breach or nonperformance of contract, negligence, indemnification, or any other theory of liability), neither CPE nor CPE LLC shall be liable to the Rio Tinto Parties for any damages, including punitive, incidental, consequential, indirect or special damages (including lost profits, lost revenues and loss of business), whether foreseeable or not, arising out of any untrue statement of material fact contained in any Information provided by Rio Tinto Services Inc. to CPE LLC pursuant to the Transition Services Agreement if (i) such Information was used to prepare any Information provided to the Rio Tinto Group pursuant to this Article VII and (ii) such Information was the sole cause of such damages.

7.12.                        Other Agreements Providing for Exchange of Information.

(a)          The rights and obligations granted under this Article VII are subject to any specific limitations, qualifications or additional provisions on the sharing, exchange, retention or confidential treatment of Information set forth in any Transaction Document.

(b)         When any Information provided by one Group to the other (other than Information provided pursuant to Section 7.10) is no longer needed for the purposes contemplated by this Agreement or any other Transaction Document or is no longer required to be retained by applicable Law, the receiving party will promptly after request of the other party either return to the other party all Information in a tangible form (including all copies thereof and all notes, extracts or summaries based thereon) or certify to the other party that it has destroyed such Information (and such copies thereof and such notes, extracts or summaries based thereon).

7.13.                        Production of Witnesses; Records; Cooperation.

(a)          After the Closing Date, with respect to any Claim (including a Third Party Claim) and except in the case of an adversarial Action by one Party against another Party, each Party hereto shall cooperate and consult to the extent reasonably necessary with respect to any Claim with each other Party and use its reasonable best efforts to make available to each other Party, upon written request, the former, current and future directors, officers, employees, other personnel and agents of the members of its respective Group as witnesses and any books, records or other documents within its control or which it otherwise has the ability to make available, to the extent that any such person (giving consideration to business demands of such directors, officers, employees, other personnel and agents) or books, records or other documents may reasonably be required in connection with any Claim in which the requesting party may from time to time be involved, regardless of whether such Claim is a matter with respect to which indemnification may be sought hereunder.  The requesting party shall bear all costs and expenses in connection therewith.

(b)         In connection with any matter contemplated by this Section 7.13, the Parties will maintain to the extent practicable any applicable attorney-client privilege, work product immunity or other applicable privileges or immunities of any member of any Group, and will, to the extent necessary and desirable, enter into a joint defense or common interest agreement.

7.14.                        Preservation of Legal Privileges.

(a)          The Rio Tinto Parties, on the one hand, and the Cloud Peak Parties, on the other hand, recognize that the members of their respective Groups possess and will possess information and advice that has been previously developed but is legally protected from disclosure under legal privileges, such as the attorney-client privilege or work product exemption and other concepts of legal protection (“Privilege”).  The Rio Tinto Parties, on the one hand, and the Cloud Peak Parties, on the other hand, recognize that they shall be jointly entitled to the Privilege with respect to such privileged information and that each shall be entitled to maintain, preserve and assert for its own benefit all such information and advice, but both Parties shall ensure that such information is maintained so as to protect the Privileges with respect to the other Party’s interest.  To that end, neither the Rio Tinto Parties, on the one hand, nor the Cloud Peak Parties, on the other hand, will knowingly waive or compromise any Privilege associated with such information and advice without the prior written consent of the Rio Tinto Parties, on the one hand, or the Cloud Peak Parties, on the other hand, as applicable.  In the event that privileged information is required to be disclosed to any arbitrator or mediator in connection with a dispute between the Rio Tinto Parties, on the one hand, and the Cloud Peak Parties, on the other hand, such disclosure shall not be deemed a waiver of Privilege with respect to such information, and any Party receiving it in connection with a proceeding shall be informed of its nature and shall be required to safeguard and protect it.

(b)         The provision of any information pursuant to this Article VII shall not be deemed a waiver of any Privilege.  Following the Closing Date, neither CPE nor CPE LLC, on the one hand, nor RTEA nor KMS, on the other hand, nor their respective Subsidiaries will be required to provide any information pursuant to this Article VII if the provision of such information would serve as a waiver of any Privilege afforded such information.

(c)          The rights and obligations created by this Section 7.14 shall apply to all information relating to the Cloud Peak Business as to which, prior to the Closing, any Party would have been entitled to assert or did assert the protection of a Privilege, including (i) any and all information generated prior to the Closing Date but which, after the Closing, is in the possession of any Party and (ii) all information generated, received or arising after the Closing Date that reflects or incorporates information described in the preceding clause (i).

(d)         Upon receipt by any Party of any subpoena, discovery or other request that may call for the production or disclosure of information that is the subject of a Privilege, or if a Party obtains knowledge that any current or former employee of a Party has received any subpoena, discovery or other request that may call for the production or disclosure of such information, such Party shall provide the other Parties a reasonable opportunity to review the information and to assert any rights it may have under this Section 7.14 or otherwise to prevent the production or disclosure of such information.  Absent receipt of written consent from the Rio Tinto Parties, on the one hand, or the Cloud Peak Parties, on the other hand, as applicable, to the production or disclosure of information that may be covered by a Privilege, each Party agrees that it will not produce or disclose any information that may be covered by a Privilege unless a court of competent jurisdiction has entered a final, nonappealable order finding that the information is not entitled to protection under any applicable Privilege.

ARTICLE VIII
ADDITIONAL COVENANTS

8.1.                              Further Assurances.

(a)          The Parties shall (or shall cause their appropriate Group members or Representatives, as appropriate, to) execute and deliver such other agreements, instruments and documents as may be necessary or desirable in order to effect the transactions contemplated by this Agreement and the other Transaction Documents. At the request of CPE or CPE LLC, RTEA, KMS or any other member of the Rio Tinto Group shall (and shall cause applicable members of the Rio Tinto Group to) execute and deliver to CPE and CPE LLC and/or the applicable members of the Cloud Peak Group such other instruments of transfer, conveyance, assignment, substitution and confirmation and take such other actions as CPE and CPE LLC may reasonably deem necessary or desirable in order (a) to transfer, convey and assign to CPE or CPE LLC and the other members of the Cloud Peak Group, as applicable, the Cloud Peak Assets, (b) to put CPE and CPE LLC and the other members of the Cloud Peak Group, as applicable, in actual possession and operating control thereof (subject to any necessary governmental consents, permits and licenses, which shall be the responsibility of CPE and CPE LLC), and (c) to permit CPE and CPE LLC and the other members of the Cloud Peak Group, as applicable, to exercise all rights with respect thereto.  At the request of RTEA or KMS, CPE and CPE LLC shall (and shall cause applicable members of the Cloud Peak Group to) execute and deliver to RTEA or KMS and/or the applicable members of the Rio Tinto Group all instruments, assumptions, novations, undertakings, substitutions or other documents and take such other action as RTEA may reasonably deem necessary or desirable in order to ensure that CPE and CPE LLC and the other members of the Cloud Peak Group fully and unconditionally assume and discharge the Cloud Peak Liabilities as contemplated under this Agreement, the other Transaction Documents or any document in connection herewith or therewith, and relieve the Rio Tinto Group of any Liability with respect thereto and evidence the same to third Persons.  Each Party hereby agrees to pay their respective out-of-pocket costs, expenses and fees in connection with its obligations under this Section 8.1, including any attorneys’ fees, recording, assignment or other similar fees.

(b)         On or prior to the Closing Date, RTEA, KMS, CPE and CPE LLC, in their capacity as direct and indirect stockholders of their respective Subsidiaries, shall each ratify and/or cause any actions that are reasonably necessary or desirable to be taken by RTEA, KMS, CPE, CPE LLC or any other Subsidiary of RTEA, KMS, CPE or CPE LLC, as the case may be, to effectuate the transactions contemplated by this Agreement.  On or prior to the Closing Date, CPE shall take all actions as may be necessary to approve the stock-based employee benefit plans of CPE in order to satisfy the requirements of Rule 16b-3 under the Exchange Act and the applicable rules and regulations of The New York Stock Exchange.

(c)          The Parties agree to use their commercially reasonable efforts to ensure that any amounts erroneously paid following the Closing Date by a third party to the other Party pursuant to the Agency Agreement, the RTEA Coal Supply Contract or any other customer contract shall be promptly remitted to the other Party upon notice of such error by either Party.

8.2.                              Rio Tinto Group Non-Competition.  For a period of 12 months following the IPO Closing Date (the “Non-Compete Period”) no member of the Rio Tinto Group shall, directly or indirectly, engage in any Competitive Business or associate (including but not limited to association as a sole proprietor, owner, employer, principal, investor, joint venturer, shareholder, associate, employee, member, consultant, contractor or otherwise) with any Business Entity engaging in any Competitive Business with respect to such Competitive Business.  For the avoidance of doubt, nothing in this Section 8.2 shall prohibit any member of the Rio Tinto Group from:

(a)          owning securities in any Competitive Business, but only to the extent that the Rio Tinto Group does not own, of record or beneficially, more than 5% of the outstanding beneficial ownership of such Competitive Business (other than ownership in CPE or CPE LLC); or

(b)         engaging in:

(i)                                     any other business or operation that is not a Competitive Business, including, any production business or other production operation related to the Colowyo mine (or any expansion of the mine’s business) or not located in the Power River Basin, whether or not involving the production of coal of any kind;

(ii)                                  any Competitive Business following the expiration of the Non-Compete Period; or

(iii)                               selling coal or other goods produced outside of the Powder River Basin to customers located in the Powder River Basin or who are otherwise customers of Cloud Peak.

Each Party acknowledges that no member of the Rio Tinto Group, or any of its executive officers or directors, shall be liable to CPE or any of its shareholders or CPE LLC or any of its members for breach of fiduciary or other duty by reason of the fact that the Rio Tinto Group engaged in any activity set forth in clause (a) or (b) above; unless, however, such activity was presented to a Person who was also a director or officer of CPE or CPE LLC solely in his or her capacity as such.  For purposes of this Section 8.2, “Competitive Business” means any coal mining or coal production business or other coal production operation in the coal industry within the Powder River Basin which is competitive with the Cloud Peak Business, other than the Cloud Peak Business.  For the avoidance of doubt, any business or operation of the Rio Tinto Group in respect of the matters provided for in the Agency Agreement, the RTEA Coal Supply Agreement or any other agreement in writing between the Parties or the expansion of any existing business or operation (including, but not limited to, the Colowyo mine) shall not be deemed a Competitive Business for purposes of this Section 8.2.

8.3.                              Non-Solicitation of Employees.  For a period of 12 months following the Closing Date, no member of the Cloud Peak Group or the Rio Tinto Group shall, directly or indirectly, solicit or assist any other individual, person, firm or other entity in soliciting, any employee of the other Party’s Group without such other Party’s written consent.  Notwithstanding the foregoing, the following shall not be deemed to be a violation of this Section 8.3:  (a) a general solicitation of employment made by or on behalf of any member of the Cloud Peak Group or Rio Tinto Group that is not specifically directed towards employees of the other Group, (b) the employment of any individual who, after the Closing Date, initiates on its own accord contact with any member of the other Group for purposes of seeking employment or (c) the hiring by a Group of any Person from the other Group whose employment has been terminated or who has been demoted to a position with responsibilities or remuneration substantially less than such Person’s current position without the prior consent of such Person by such other Group.  For purposes of this Section 8.3, “solicit” means to have any direct or indirect communication of any kind whatsoever, regardless of by whom initiated, inviting, advising, encouraging or requesting any person or entity, in any manner, to terminate their employment with any member of the applicable Group, or recommending or suggesting (including by identifying a person or entity to a third party) that a third party take any of the foregoing actions.

8.4.                              Payment of Expenses. Except as otherwise provided in this Agreement, the other Transaction Documents or any other agreement between the Parties relating to the Initial Public Offering or the Transactions, all out-of-pocket costs and expenses of the Parties hereto (including, but not limited to, the fees, costs and expenses of the Cloud Peak Auditor) in connection with the preparation of this Agreement and the other Transactions Documents, the Initial Public Offering and the Transactions, including all direct costs incurred in connection with the Initial Public Offering and the Transactions (other than underwriting or Initial Purchasers’ fees, discounts and commissions in connection with the Initial Public Offering, Debt Offering and the Cloud Peak Financing) through the IPO Closing Date, shall be paid by RTEA or any other member of the Rio Tinto Group.  RTEA shall also pay those fees, costs or expenses incurred after the IPO Closing Date expressly listed on Schedule 8.4.  Notwithstanding the foregoing, neither RTEA nor any other member of the Rio Tinto Group shall be responsible for (i) reimbursing CPE or CPE LLC for the salaries of any CPE or CPE LLC employee in connection with the Transactions or (ii) paying the fees, costs or expenses of any Cloud Peak Public Filing.

8.5.                              Provision of Additional Services.  The Parties agree that if any Party needs services in addition to the services provided for in this Agreement and the other Transaction Documents (“Additional Services”) to comply with commercially applicable Laws, the other Parties will upon request take reasonable actions to provide such Additional Services at the cost of the Party receiving such Additional Services; provided, that the Party providing such Additional Services will not have to pay any costs or incur any Liabilities that are not reimbursed by the Party receiving such Additional Services.

8.6.                              Governmental Approvals.  The Parties acknowledge that certain of the transactions contemplated by this Agreement and the other Transaction Documents may be subject to certain conditions established by applicable government regulations, orders, and approvals (“Existing Authority”).  To the extent that any of the transactions contemplated by this Agreement or any other Transaction Document require any Governmental Approvals, the Parties will use their reasonable best efforts to obtain any such Governmental Approvals.

8.7.                              Covenants Against Taking Certain Actions Affecting RTEA.

(a)          CPE and CPE LLC hereby covenant and agree that they shall not, without the prior written consent of RTEA and KMS (which it may withhold in its sole and absolute discretion) take, or cause to be taken, directly or indirectly, any action, including making or failing to make any election under the Law of any state, which has the effect, directly or indirectly, of restricting or limiting the ability of RTEA, KMS or any of their Affiliates to freely sell, transfer, assign, pledge or otherwise dispose of shares of CPE Common Stock or the common membership units of CPE LLC.  Without limiting the generality of the foregoing, CPE and CPE LLC shall not, without the prior written consent of RTEA and KMS (which they may withhold in their sole and absolute discretion), take any action, or recommend to its stockholders any action, which would among other things, limit the legal rights of, or deny any benefit to, RTEA or KMS as a CPE stockholder, as applicable, in a manner not applicable to CPE stockholders generally.

(b)         With respect to those contracts and arrangements set forth on Schedule 8.7(b), CPE and CPE LLC shall not take, and shall cause each other member of the Cloud Peak Group not to take, any actions that reasonably could result in any member of the Rio Tinto Group being in breach of or in default under any such contract or agreement; provided, that, except as set forth in any Transaction Document or otherwise agreed to in writing by any member of the

Cloud Peak Group, the foregoing shall not obligate any member of the Cloud Peak Group to satisfy any volume assumptions or targets in any such contracts or agreements that are not specifically applicable to such member of the Cloud Peak Group in such contracts or agreements.  CPE and CPE LLC hereby acknowledge and agree that RTEA and KMS have made available to Cloud Peak copies of each contract or agreement (or the relevant portion thereof) described on Schedule 8.7(b).  The Parties acknowledge and agree that, after the date hereof, RTEA and KMS may in good faith (and not solely with the intention of imposing restrictions on CPE or CPE LLC pursuant to this covenant) amend the referenced agreements; provided that RTEA and KMS shall use their reasonable best efforts to notify and consult with CPE and CPE LLC prior to entering into any such amendments or additional contracts or agreements to the extent that compliance therewith (i) could reasonably be expected to have a material adverse effect on any member of the Cloud Peak Group or (ii) would discriminate in an adverse way in the treatment of members of the Cloud Peak Group as compared with RTEA or KMS and their other Affiliates, and shall make available to CPE and CPE LLC copies of such amendments or additional contracts or agreements.

(c)          CPE and CPE LLC shall not, without RTEA’s and KMS’ prior written consent, enter into any agreement or arrangement that, directly or indirectly, binds or purports to bind any member of the Rio Tinto Group.

8.8.                              No Violations.

(a)          CPE and CPE LLC covenant and agree that they shall not, and shall cause their respective Subsidiaries not to, take any action or enter into any commitment or agreement that CPE or CPE LLC knows or should have known may reasonably be anticipated to result, with or without notice and with or without lapse of time or otherwise, in a contravention or event of default by any member of the Rio Tinto Group of:  (i) any provisions of applicable Law; (ii) any provision of the organizational documents of any member of the Rio Tinto Group in effect as of the Closing Date; (iii) any credit agreement or other material instrument listed on Schedule 8.8(a); or (iv) any judgment, order or decree of any Governmental Authority having jurisdiction over any member of the Rio Tinto Group or any of its respective assets.  For the avoidance of doubt, the entry into this Agreement and the other Transaction Documents, and any actions of CPE and/or CPE LLC in accordance with this Agreement or the other Transaction Documents, shall not constitute a violation of this Section 8.8(a).

(b)         RTEA and KMS covenant and agree that they shall not, and shall cause their respective Subsidiaries not to, take any action or enter into any commitment or agreement that RTEA or KMS knows or should have known may reasonably be anticipated to result, with or without notice and with or without lapse of time or otherwise, in a contravention or event of default by any member of the Cloud Peak Group of: (i) any provisions of applicable Law; (ii) any provision of the organizational documents of CPE or CPE LLC; (iii) any credit agreement or other material instrument listed on Schedule 8.8(b); (iv) the Cloud Peak Financing and the Cloud Peak Notes; or (v) any judgment, order or decree of any Governmental Authority having jurisdiction over CPE or CPE LLC or any of their respective Assets.  For the avoidance of doubt, the entry into this Agreement and the other Transaction Documents, and any actions of

RTEA and/or KMS in accordance with this Agreement or the other Transaction Documents, shall not constitute a violation of this Section 8.8(b).

(c)          CPE and CPE LLC, on the one hand, and RTEA and KMS, on the other hand, agree to provide to the other Parties any Information and documentation reasonably requested by the other for the purpose of evaluating and ensuring compliance with Sections 8.8(a) and Section 8.8(b) hereof.

(d)         Notwithstanding Section 8.8(b), nothing in this Agreement is intended to limit or restrict in any way RTEA’s, KMS’ or their respective Affiliates’ rights, if any, as stockholders of CPE.

8.9.                              Receipt of Notices.  If a Party receives a notice or other communication from any Governmental Authority or third party, or otherwise becomes aware of any fact or circumstance after the Closing Date relating to an Asset, contract or ownership interest transferred to the other Party or Liability assumed by the other Party, it will promptly forward the notice or other communication to the other Party or give notice to the other Party of such fact or circumstance of which it has become aware.  Each of RTEA and KMS, on the one hand, and CPE and CPE LLC, on the other hand, will comply, and will cause members of their respective Groups to comply, with this Section 8.9.

ARTICLE IX
MISCELLANEOUS

9.1.                              Corporate Power.  RTA, RTEA and KMS represent on behalf of themselves, and each of CPE, CPE LLC and the Subsidiaries named on Schedule A represents on behalf of themselves, as follows:

(a)          each such Person has the requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform each of this Agreement and each other Transaction Document to which it is a party and to consummate the transactions contemplated hereby and thereby; and

(b)         this Agreement and each Transaction Document to which it is a party has been duly executed and delivered by it and constitutes a valid and binding agreement of it enforceable in accordance with the terms thereof.

9.2.                              Assignment. No Party shall assign, transfer or otherwise alienate any or all of its rights or interest under this Agreement, other than to an Affiliate, without the express prior written consent of each of the other Parties, which consent may be granted or withheld in such other Party’s sole discretion. Any attempted transfer in violation of the previous sentence shall be invalid and ineffective ab initio.  Notwithstanding the foregoing, nothing in this Agreement, express or implied, is intended to restrict any Party from selling any of its Assets after the Closing Date to another Person.

9.3.                              Public Announcements.  The Rio Tinto Parties and the Cloud Peak Parties shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement and the Transaction Documents, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system.

9.4.                              Survival of Covenants.  Except as expressly set forth in any Transaction Document, the covenants and other agreements contained in this Agreement and each Transaction Document, and liability for the breach of any obligations contained herein or therein, shall survive each of the Closing and the Transactions and shall remain in full force and effect.

9.5.                              Notices.  Any notice, instruction, direction or demand required under the terms of this Agreement shall be in writing and shall be duly given upon delivery, if delivered by hand, facsimile transmission or mail (with postage prepaid), to the following addresses:

(a)          If to a member of the Cloud Peak Group, to:

Cloud Peak Energy Inc.
General Counsel
505 S. Gillette Avenue
Gillette, Wyoming 82716
(307) 687-6000
Fax: (307) 687-6059

(b)         If to a member of the Rio Tinto Group, to:

Rio Tinto Energy America Inc.

c/o Chief Executive Officer

4700 Daybreak Parkway
South Jordan, Utah  84095
(801) 204-2000
Fax: (801) 204-2892

With a copy to (which shall not constitute notice):

Legal Department
Rio Tinto Services Inc.
4700 Daybreak Parkway
South Jordan, Utah  84095
(801) 204-2000
Fax:  (801) 204-2892

or to such other addresses or telecopy numbers as may be specified by like notice to the other Parties.

9.6.                              Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)          This Agreement and, unless expressly provided therein, each other Transaction Document, is to be construed in accordance with and governed by the internal laws of the State of New York without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York to the rights and duties of the Parties.

(b)         Each Party hereby irrevocably and unconditionally consents to submit to the sole and exclusive jurisdiction of the United States District Court for the Southern District of New York or, if such court does not have subject matter jurisdiction, the Supreme Court of the State of New York sitting in New York County (the “New York Courts”) for any legal action or other legal proceeding arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated thereby (and agrees not to commence any legal action or other legal proceeding relating thereto except in such courts, including to enforce any settlement, order or award).  Each Party hereto:

(i)                                     consents to service of process in any such proceeding in any manner permitted by the laws of the State of New York, and also agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 9.5 is sufficient and reasonably calculated to give actual notice;

(ii)                                  agrees that the New York Courts shall be deemed to be a convenient forum; and

(iii)                               waives and agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in the New York Courts that such Party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court.

(c)          Except as otherwise set forth in Section 9.10(b)(iv), in the event of any action or other proceeding relating to this Agreement or the enforcement of any provision of this Agreement, the prevailing party (as determined by the court) shall be entitled to payment by the non-prevailing party of all costs and expenses (including reasonable attorneys’ fees) incurred by the prevailing party, including any costs and expenses incurred in connection with any challenge to the jurisdiction or the convenience or propriety of venue of proceedings before the New York Courts.

(d)         Each of the Parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any legal action or other legal proceeding directly or indirectly arising out of, under or in connection with this Agreement, the Transaction Documents or the transactions contemplated hereby or thereby.  Each of the Parties hereto (a) certifies that no Representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other Parties hereto have been induced to enter into this Agreement and the transactions contemplated by this Agreement, as applicable, by, among other things, the mutual waivers set forth in this Section 9.6(d).

9.7.                              Severability.  If any terms or other provision of this Agreement shall be determined by a court, administrative agency or arbitrator to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not render the entire Agreement invalid. Rather, this Agreement shall be construed as if not containing the particular invalid, illegal or unenforceable provision, and all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either Party. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent permitted under applicable Law.

9.8.                              Amendment.  This Agreement may only be amended by a written agreement executed by the Parties.

9.9.                              Counterparts and Signature.  This Agreement may be executed in separate counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same agreement.  This Agreement may be executed by electronic transmission, including by facsimile or electronic mail, by each Party hereto of a signed signature page hereof to the other Party.

9.10.                        Dispute Resolution.  Unless otherwise agreed to in writing by the Parties, any controversy or Claim, whether based on contract, tort, statute or other legal or equitable theory (including any Claim of fraud, misrepresentation or fraudulent inducement or any question of validity or effect of this Agreement, other than with respect to Section 3.9, including this Section 9.10) (in each such case, a “Dispute”) arising out of or related to this Agreement, or any

Transaction Document other than the Tax Receivable Agreement (it being understood that disputes arising under the Tax Receivable Agreement shall be resolved by reference to the dispute resolution mechanisms contained therein), or the breach or termination thereof, shall be resolved in accordance with this Section 9.10.  All communications between the Parties or their Representatives in connection with the attempted resolution of any Dispute shall be deemed to have been delivered in furtherance of a Dispute settlement and shall be exempt from discovery and production, and shall not be admissible in evidence for any reason (whether as an admission or otherwise), in any arbitral or other proceeding for the resolution of the Dispute.

(a)          Direct Negotiation. First, the Party making a Claim shall provide notice thereof to the Party against which such Claim is asserted pursuant to Section 9.5 of this Agreement, and the Parties in Dispute (each, a “Disputing Party”) shall promptly (but no later than ten (10) Business Days after the date of such notice) meet (whether by phone or in person) in a good faith attempt to resolve the Dispute.  Second, if the Dispute is still unresolved after the date of such good faith attempt, within fifteen (15) Business Days following the commencement of such good faith attempt, an officer of each Group with full authority to resolve such Dispute shall meet (whether by phone or in person) in a good faith attempt to resolve the Dispute.  Third, if the Dispute is still unresolved after the date of such second good faith attempt, then such Dispute shall be submitted to mediation in accordance with Section 9.10(b).

(b)         Mediation. If the Dispute is to be submitted to mediation in accordance with Section 9.10(a), the mediator will be selected by mutual agreement of the Groups, which agreement shall be reached in good faith and on a timely basis (but no later than ten (10) Business Days after the date of the second good faith attempt).  If they are unable to agree on a mediator, then the mediator shall be selected by Judicial Arbitration and Mediation Services, Inc., or its successor (“JAMS”), or if JAMS is no longer able to supply the mediator, such mediator shall be selected from the American Arbitration Association.

(i)                                     Mediation Procedure. The mediation will be conducted pursuant to the rules generally used by the mediator in the mediator’s practice, subject to the following:

(A)                              The mediator will act as an advocate for resolution and will use his or her best efforts to assist the Parties in reaching a mutually acceptable settlement. The mediator may suggest ways of resolving the Dispute, but may not impose his or her own judgment on the issues or that of the Parties.  The mediator will not have the authority to decide any issue for the Parties, but will attempt to facilitate the voluntary resolution of the Dispute by the Parties.

(B)                                Each Person participating in the mediation will have authority to settle, and all Persons necessary to the decision to settle will be present during the entire mediation session or sessions.

(C)                                The mediation will take place at a time and convenient location agreeable to the mediator and the Parties, as the mediator will determine, but such mediation will take place no later than sixty (60) Business Days after the selection of the mediator under Section 9.10(b) and will take place over two (2) consecutive days.

(D)                               Mediation sessions will be private, and only the Parties and their representatives may attend the mediation sessions.  Other Persons may attend the mediation sessions only with the permission of the Parties and with the consent of the mediator.

(E)                                 There will be no stenographic record of the mediation process, and no Person will tape record any portion of the mediation sessions.

(F)                                 No subpoenas, summons, complaints, citations, writs, or other process may be served at or away from the site of any mediation session upon any Person who then is entering, on the way to, in attendance or leaving the session.

(G)                                The Parties will participate in the mediation proceeding in good faith with the intention to settle.

(H)                               No later than five (5) days prior to the mediation, each Party will deliver to the mediator information reasonably required for the mediator to understand the issues presented, which may include a confidential memorandum setting forth the following:

(1)                                  identification of the matters in dispute;

(2)                                  concise statement of points (factual, legal, practical) that such Party believes enhances its chance of achieving a favorable outcome of the Dispute; and

(3)                                  history of settlement discussions and outstanding offers of settlement.

(I)                                    The above rules may be modified or amended with the Parties’ written consent.

(ii)                                  Release. The mediator will not be a necessary or proper party in any Action relating to the mediation. Neither the mediator, the Person employing the mediator, nor the Person providing the mediator will be liable to any Party for any acts or omissions in connection with any mediation conducted pursuant to this Section 9.10.

(iii)                               Compromise Negotiation. The mediation is a compromise negotiation for purposes of the applicable rules of evidence and is an alternative dispute resolution procedure subject to the laws chosen to govern this Agreement. The entire procedure is and will be confidential.  All conduct, statements, promises, offers, views and opinions, whether oral or written, made in the course of the mediation by any of the Parties, their agents, employees or other representatives and by the mediator, who is the Parties’ joint agent for purposes of these compromise negotiations, are confidential and will, in addition where appropriate, be deemed to be work product and privileged.  Such conduct, statements, promises, offers, views and opinions will not be discoverable or admissible for any purposes, including impeachment, if any litigation or other proceedings involve the Parties and will not be disclosed to anyone not an agent, employee, expert or other representative for any of the Parties.  Evidence otherwise discoverable or admissible is not excluded from discovery or admission as a result of its use in the mediation.  Confidential Information disclosed to the mediator by the Parties or by witnesses in the course of the mediation will not be divulged by the mediator.  All records, reports or other documents received by the mediator while serving in that capacity will be confidential.  The mediator will not be compelled to divulge such records or to testify with regard to the mediation in any adversary proceeding or judicial forum.

(iv)                              Costs of Mediation. The Parties will bear their respective costs incurred in connection with the mediation described in this Section 9.10, except that the Parties will share equally the fees and expenses of the mediator, the costs of obtaining the facility for the mediation, and the fees and expenses of any experts employed at the mediator’s request.

(v)                                 Termination of Mediation. The mediation will be terminated upon the first to occur of the following:

(A)                              by the execution of a settlement agreement resolving the dispute by the Parties;

(B)                                by a declaration of the mediator to the effect that further efforts at mediation are no longer worthwhile; or

(C)                                after the completion of two (2) full days of mediation sessions, by declaration of a Party or Parties to the effect that mediation proceedings are terminated.

(vi)                              Litigation. No Party may bring (or have brought) any Action in any forum with respect to any Dispute arising out of or related to this Agreement or any Transaction Document, or the breach or termination thereof, until such Party has fully complied with Sections 9.10(a) and (b) with respect to such Dispute, except with respect to:

(A)                              any Dispute relating to RTEA’s or KMS’ rights as a stockholder of CPE or a Member of CPE LLC pursuant to applicable Law, CPE’s Charter or Bylaws or the LLC Agreement; and

(B)                                any Dispute for which a Party is seeking injunctive relief if time is of the essence and irreparable harm will result in the absence of such injunctive relief.

9.11.                        No Third-Party Beneficiaries.  This Agreement shall inure to the benefit of, and be binding upon, the Parties hereto, their Affiliates and their respective legal representatives, successors and assigns.  Except as otherwise provided in this Agreement, nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

9.12.                        Waiver. A provision of this Agreement may be waived only by a writing signed by the Party intended to be bound by the waiver. A Party is not prevented from enforcing any right, remedy or condition in the Party’s favor because of any failure or delay in exercising any right or remedy or in requiring satisfaction of any condition, except to the extent that the Party specifically waives the same in writing.  A written waiver given for one matter or occasion is effective only in that instance and only for the purpose stated.  A waiver once given is not to be construed as a waiver for any other matter or occasion.  Any enumeration of a Party’s rights and remedies in this Agreement is not intended to be exclusive, and a Party’s rights and remedies are intended to be cumulative to the extent permitted by Law and include any rights and remedies authorized in Law or in equity.

9.13.                        Entire Agreement. This Agreement and the other Transaction Documents constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof and supersede (a) all prior oral or written proposals or agreements, (b) all contemporaneous oral proposals or agreements and (c) all previous negotiations and all other communications or understandings between the Parties, in each case with respect to the subject matter hereof and thereof.  To the extent any portion of this Agreement conflicts with any of the Transaction Documents, this Agreement shall control; provided, however, that any specific provision in the Tax Receivable Agreement shall control with respect to any Tax matter.

IN WITNESS WHEREOF, the Parties have caused this Master Agreement to be signed by their duly authorized representatives.

Rio Tinto America Inc.

By:	/s/ James P. Berson
Name:	James P. Berson
Title:	Authorized Agent

Rio Tinto Energy America Inc.

By:	/s/ James P. Berson
Name:	James P. Berson
Title:	Authorized Agent

Kennecott Management Services Company

By:	/s/ James P. Berson
Name:	James P. Berson
Title:	Authorized Agent

Cloud Peak Energy Inc.

By:	/s/ Colin Marshall
Name:	Colin Marshall
Title:	President and CEO

Cloud Peak Energy Resources LLC

By:	/s/ Colin Marshall
Name:	Colin Marshall
Title:	President and CEO

Antelope Coal LLC

By:	/s/ Colin Marshall

Name:	Colin Marshall
Title:	President and CEO

Caballo Rojo Holdings LLC

By:	/s/ Colin Marshall
Name:	Colin Marshall
Title:	President and CEO

Caballo Rojo LLC

By:	/s/ Colin Marshall
Name:	Colin Marshall
Title:	President and CEO

Cloud Peak Energy Services Company

By:	/s/ Colin Marshall
Name:	Colin Marshall
Title:	President and CEO

Cloud Peak Energy Finance Corp.

By:	/s/ Colin Marshall
Name:	Colin Marshall
Title:	President and CEO

Cordero Mining Holdings LLC

By:	/s/ Colin Marshall
Name:	Colin Marshall
Title:	President and CEO

Cordero Mining LLC

By:	/s/ Colin Marshall
Name:	Colin Marshall
Title:	President and CEO

Kennecott Coal Sales LLC

By:	/s/ Michael Barrett
Name:	Michael Barrett
Title:	CFO

NERCO Coal LLC

By:	/s/ Michael Barrett
Name:	Michael Barrett
Title:	CFO

NERCO Coal Sales LLC

By:	/s/ Michael Barrett
Name:	Michael Barrett
Title:	CFO

NERCO LLC

By:	/s/ Michael Barrett
Name:	Michael Barrett
Title:	CFO

Northern Coal Transportation LLC

By:	/s/ Michael Barrett
Name:	Michael Barrett
Title:	CFO

Prospect Land and Development LLC

By:	/s/ Michael Barrett
Name:	Michael Barrett
Title:	CFO

Resource Development LLC

By:	/s/ Michael Barrett
Name:	Michael Barrett
Title:	CFO

Sequatchie Valley Coal Corporation

By:	/s/ Michael Barrett
Name:	Michael Barrett
Title:	CFO

Spring Creek Coal LLC

By:	/s/ Michael Barrett
Name:	Michael Barrett
Title:	CFO

Western Minerals LLC

By:	/s/ Michael Barrett
Name:	Michael Barrett
Title:	CFO

EXHIBIT A

Jacobs Ranch MIPA Exhibit

The following Exhibit sets forth certain rights, obligations and liabilities of RTEA and the Cloud Peak Group with respect to the MIPA.  For the avoidance of doubt, any obligations and liabilities under the MIPA that are not assigned or allocated to or assumed by CPE LLC under this Exhibit A shall be deemed to be assigned or allocated to and assumed by RTEA and shall be the obligations and liabilities of RTEA.  Unless otherwise indicated, all capitalized terms used herein shall have the meanings set forth in the Master Separation Agreement.  For the avoidance of doubt, the Agency Agreement between CPE LLC and RTEA constitutes a separate obligation between CPE LLC and RTEA and shall not be governed by this Exhibit A.  The Cloud Peak Group further acknowledges RTEA’s obligations under the Tire Allocation Agreement (as defined in the MIPA).

1.               Except as provided in this Exhibit, CPE LLC hereby assigns, transfers and delegates all rights and obligations arising in connection with the MIPA to RTEA and RTEA hereby accepts and assumes such rights and obligations.

2.               Notwithstanding the foregoing provisions of Section 1 of this Exhibit A, with respect to Article II of the MIPA:

2.1.           CPE LLC shall fully and promptly cooperate with RTEA in the performance of any actions under Section 2.4 of the MIPA, including by reviewing information provided by the Buyer (as defined in the MIPA), promptly forwarding all information provided by the Buyer to RTEA and providing RTEA with full access at reasonable times to any books, records or other information in the possession of CPE LLC and its Affiliates as necessary for RTEA to satisfy its obligations.  RTEA shall have sole discretion with respect to any determinations to be made under Section 2.4 of the MIPA.

2.2.           CPE LLC shall fully and promptly cooperate with RTEA in the performance of any actions under Section 2.5(b), including by preparing the documents referred to in Section 2.5(b) if so directed by RTEA, reviewing such documents and other information as requested by RTEA, and providing RTEA with full access at reasonable times to any books, records or other information in the possession of CPE LLC and its Affiliates as necessary for RTEA to satisfy its obligations. RTEA shall have sole discretion with respect to any determinations to be made under Section 2.5(b) of the MIPA.

2.3.           Upon request from RTEA, CPE LLC shall obtain and provide to RTEA any information that may be obtained under Section 2.5(c) of the MIPA and request of the Buyer, on RTEA’s behalf, any information or assistance that Seller is permitted to request and receive under Section 2.5(c).

2.4.           CPE LLC agrees to promptly forward to RTEA any notices received from the Buyer under Section 2.5(e) of the MIPA.

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2.5.           CPE LLC shall fully and promptly cooperate with RTEA in the performance of any actions required of CPE LLC (but assigned and delegated to RTEA hereunder) under Section 2.5(f) of the MIPA, including by reviewing information provided by the Buyer, promptly forwarding all information provided by the Buyer to RTEA, providing RTEA with full access at reasonable times to any books, records or other information in the possession of CPE LLC necessary for RTEA to satisfy its obligations.  RTEA shall have sole discretion with respect to any determinations to be made under Section 2.5(f) of the MIPA.

2.6.           Upon request from RTEA, CPE LLC shall bring a Claim (as defined in the MIPA) against the Buyer as contemplated by Section 2.5(g) of the MIPA, on RTEA’s behalf.  RTEA shall bear all expenses of, and shall solely control all litigation relating to, any such Claim and be entitled to any benefits resulting from such Claim.  RTEA shall have sole discretion with respect to any determinations to be made under Section 2.5(g) of the MIPA.

2.7.           RTEA shall be responsible for any payment required to be made by CPE LLC and entitled to any payment to be received by CPE LLC under Section 2.5(h) of the MIPA.  CPE LLC shall promptly forward to RTEA any payments received under Section 2.5(h) of the MIPA.

3.               Notwithstanding the foregoing provisions of Section 1, with respect to Article V of the MIPA:

3.1.           RTEA shall have all the rights and benefits of Section 5.3 of the MIPA.  CPE LLC agrees to promptly forward to RTEA payments received under Section 5.3 of the MIPA.

3.2.           RTEA shall have all the rights and benefits of Section 5.4 of the MIPA.  CPE LLC agrees to promptly forward to RTEA payments received under Section 5.4 of the MIPA.

3.3.           RTEA shall have all the rights and benefits of Section 5.7 of the MIPA.  CPE LLC agrees to promptly forward to RTEA payments received under Section 5.7 of the MIPA.

3.4.           RTEA shall have all the rights and benefits of Section 5.8 of the MIPA.

3.5.           CPE LLC on behalf of every other member of the Cloud Peak Group, hereby agrees to comply with (and cause each of the other members of the Cloud Peak Group to comply with) Section 5.10(a) of the MIPA.  For avoidance of doubt, CPE LLC, on behalf of every other member of the Cloud Peak Group, hereby agrees to maintain in confidence, and cause each of the other members of the Cloud Peak Group to maintain in confidence, all material written, oral, or other information obtained in confidence from RTEA in connection with the MIPA or the Acquisition, in accordance with the terms of Section 5.10(a) of the MIPA and subject to the same qualifications set forth in Section 5.10(c) of the MIPA.  CPE LLC, on behalf of every other member of the Cloud Peak Group, acknowledges Section 5.10(e) of the MIPA and that RTEA shall be entitled to the relief

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described in Section 5.10(e) of the MIPA for any violation of this Section 3.5 of Exhibit A by CPE LLC and each other member of the Cloud Peak Group.

3.6.           RTEA shall have all the rights and benefits of Section 5.13 of the MIPA.

3.7.           CPE LLC shall fully and promptly cooperate with RTEA in the performance of any actions under Section 5.14 of the MIPA, including by providing RTEA with full access at reasonable times to any books, records or other information in the possession of CPE LLC and its Affiliates as necessary for RTEA to satisfy its obligations.  RTEA shall have sole discretion with respect to any determinations to be made under Section 5.14 of the MIPA. CPE LLC will promptly forward any notice or other information received from Buyer pursuant to Section 5.14 of the MIPA to RTEA and, upon the request of RTEA, will promptly forward any notice or other information from RTEA to Buyer.

3.8.           CPE LLC hereby undertakes to perform all obligations (and the same are not assigned or delegated to RTEA hereunder) pursuant to Section 5.16 of the MIPA, as follows.  With respect to any property identified under Section 5.16(b) of the MIPA as being part of Jacobs Ranch (as defined in the MIPA), the Subsidiary (as defined in the MIPA) or the Mine (as defined in the MIPA), that was to have been conveyed to the Buyer or Jacobs Ranch pursuant to the MIPA, but which was not, and which is requested by RTEA or the Buyer pursuant to Section 5.16 of the MIPA, to the extent that such property was held by any member of the Cloud Peak Group as of the Closing Date of the IPO, CPE LLC shall effect the conveyance to the Buyer of any such property at no cost to RTEA.  To the extent that such property was not held by any member of the Cloud Peak Group as of the Closing Date of the IPO, at the request of RTEA, CPE LLC shall use all reasonable best efforts, short of litigation, to obtain and effect a transfer of such property to the Buyer, but RTEA shall bear the reasonable out-of-pocket expenses incurred by CPE LLC to obtain such property and effect such conveyance and the Parties shall cooperate with respect to the acquisition and conveyance of the same.  CPE LLC agrees to forward any payments collected pursuant to Section 5.16(c) of the MIPA to the Buyer in accordance with the requirements of Section 5.16(c) of the MIPA only with the prior consent of RTEA.

4.               Notwithstanding the foregoing provisions of Section 1, with respect to Article VIII of the MIPA:

4.1.           RTEA hereby acknowledges that it shall satisfy any indemnification obligations of CPE LLC arising under Sections 8.1(a) and 8.1(d) or out of Section 8.1(b) of the MIPA to the extent the same is designated as an obligation of RTEA under this Exhibit A; provided further, however, that RTEA shall have no obligations under this Section 4.1 of Exhibit A, and the same are excluded from the assignment and delegation to RTEA under Section 1, for Liability (as defined in the MIPA) to the extent such Liability arises due to gross negligence or willful misconduct of any member of the Cloud Peak Group, or any of its officers or employees (including any such gross negligence or willful misconduct by any of

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such officers or employees while such officer or employee was an employee of the Rio Tinto Group, including CLE LLC, prior to the IPO); provided, further, that the liabilities, if any, arising under the Agency Agreement shall be as set forth in the Agency Agreement.

4.2.           CPE LLC shall fully indemnify RTEA for, and the same are excluded from the assignment and delegation to RTEA (i) any payments required to be made by a member of RTEA pursuant to the Seller Affiliate Guaranty (as defined in the MIPA) for any Liability arising out of any violation of Sections 8.1(c), 5.6 and 5.10 of the MIPA by any member of the Cloud Peak Group, or any of its officers or employees (including any such violations of such Sections by any such officer or employee while such officer or employee was an employee of the Rio Tinto Group, including CLE LLC, prior to the IPO); and (ii) any Liabilities arising due to gross negligence or willful misconduct of any member of the Cloud Peak Group, or any of its officers or employees (including while such officer or employee was an employee of the Rio Tinto Group, including CLE LLC, prior to the IPO).

4.3.           RTEA shall have all the rights and benefits of Section 8.2 of the MIPA and CPE LLC shall promptly forward to RTEA any payments received pursuant to Section 8.2 of the MIPA.

4.4.           With respect to those matters for which RTEA has assumed indemnification obligations under Article VIII of the MIPA, the performance of any actions required to be taken under Section 8.3 of the MIPA shall be, and the same hereby is, assigned and delegated to, the obligation of RTEA.  CPE LLC shall fully and promptly cooperate with RTEA in the performance of any actions required of CPE LLC under Section 8.3 of the MIPA (but assigned and delegated to RTEA hereunder), including by participating in any legal or governmental proceeding arising in connection with such performance, promptly forwarding all notices or other information provided by the Buyer or any third-party to RTEA and providing RTEA with full access at reasonable times to any books, records or other information in the possession of CPE LLC as necessary for RTEA to satisfy its obligations.  RTEA shall have sole discretion with respect to any determinations to be made under Section 8.3 of the MIPA.  RTEA shall have all the rights and benefits of Section 8.3 of the MIPA.

4.5.           RTEA shall have all the rights and benefits of Section 8.4 of the MIPA.

4.6.           Without limiting the obligation of RTEA to mitigate as contemplated in Section 8.5 of the MIPA, and assigned and delegated to RTEA hereunder, CPE LLC hereby also agrees to make Commercially Reasonable Efforts (as defined in the MIPA) to mitigate any Liability, including availing itself of any defenses, limitations, rights of contribution, claims against third parties and other rights at law or in equity, and shall provide evidence and documentation of the nature and extent of the Liability, in each case within CPE LLC’s ability to control, as it relates to any indemnification obligation to Buyer or its Affiliates under the

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MIPA, that have been assigned to or assumed by RTEA hereunder, as the same were contemplated in Section 8.5 of the MIPA.

5.               Notwithstanding the foregoing provisions of Section 1, with respect to Article IX of the MIPA:

5.1.           CPE LLC hereby agrees to provide RTEA as promptly as practicable with all notices, requests, demands, waivers and other communications given by the Buyer related to any of the rights or obligations that have been assigned or assumed by RTEA pursuant to this Exhibit A.

5.2.           CPE LLC hereby acknowledges that RTEA shall be entitled to the rights and benefits of all provisions of Article IX of the MIPA.

6.               Miscellaneous

6.1.           CPE LLC hereby agrees that it will not agree to any amendment to the MIPA without the prior written consent of RTEA, which may be granted in the sole discretion of RTEA.

6.2.           To the extent that any information to be provided, or duties performed by, CPE LLC hereunder is not in the possession or control of, or is unable to be performed by CPE LLC, but is in the possession of, or ability to perform by, any other member of the Cloud Peak Group, then Cloud Peak Energy Inc., shall fully cooperate with RTEA cause such information to be provided and performance rendered by such member of the Cloud Peak Group that is able to provide or perform the same.

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